                                  EXHIBIT 10.31

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                           LOAN AND SECURITY AGREEMENT

                                 JANUARY 7, 2005

                                  BY AND AMONG

                     MANUFACTURERS AND TRADERS TRUST COMPANY

                      (COLLATERAL AGENT AND FUNDING AGENT)

                         ------------------------------

                         PNC BANK, NATIONAL ASSOCIATION

                             (ADMINISTRATIVE AGENT)

                         ------------------------------

                             TB WOOD'S INCORPORATED

                       PLANT ENGINEERING CONSULTANTS, LLC

                           TB WOOD'S ENTERPRISES, INC.

                                   (BORROWERS)

                         ------------------------------

                              TB WOOD'S CORPORATION

                             T.B. WOOD'S CANADA LTD.

                                  (GUARANTORS)

================================================================================

                                TABLE OF CONTENTS

1.       DEFINITIONS..............................................................................................1
         1.1       Accounting Terms...............................................................................1
         1.2       General Terms..................................................................................1
         1.3       Uniform Commercial Code Terms.................................................................25
         1.4       Certain Matters of Construction...............................................................25
         1.5       Accounting Terms and Determinations...........................................................26

2.       ADVANCES, PAYMENTS......................................................................................27
         2.1       Revolving Advances............................................................................27
         2.2       Procedure for Revolving Advances Borrowing....................................................28
         2.3       Disbursement of Advance Proceeds..............................................................30
         2.4       Term Loans....................................................................................30
         2.5       Letters of Credit.............................................................................31
         2.6       Maximum Advances..............................................................................33
         2.7       Repayment of Advances.........................................................................33
         2.8       Statement of Account..........................................................................34
         2.9       Additional Payments...........................................................................34
         2.10      Manner of Borrowing and Payment...............................................................34
         2.11      Voluntary and Mandatory Prepayments...........................................................36
         2.12      Use of Proceeds...............................................................................37
         2.13      Defaulting Lender.............................................................................37

3.       INTEREST AND FEES.......................................................................................38
         3.1       Interest......................................................................................38
         3.2       Fees..........................................................................................39
         3.3       Computation of Interest and Fees..............................................................41
         3.4       Maximum Charges...............................................................................41
         3.5       Increased Costs...............................................................................41
         3.6       Basis For Determining Interest Rate Inadequate or Unfair......................................42
         3.7       Capital Adequacy..............................................................................42
         3.8       Gross Up for Taxes............................................................................43
         3.9       Withholding Tax Exemption.....................................................................43
         3.10      Mitigation; Replacement of a Lender...........................................................44

4.       COLLATERAL; GENERAL TERMS...............................................................................44
         4.1       Security Interest in the Collateral...........................................................44
         4.2       Perfection of Security Interest...............................................................45
         4.3       Safeguarding Collateral.......................................................................45
         4.4       Preservation of Collateral....................................................................45
         4.5       Ownership of Collateral.......................................................................46
         4.6       Defense of Collateral Agent's and Lenders' Interests..........................................47
         4.7       Books and Records.............................................................................47
         4.8       Financial Disclosure..........................................................................47
         4.9       Compliance with Laws..........................................................................48
         4.10      Inspection of Premises........................................................................48
         4.11      Insurance.....................................................................................48

         4.12      Failure to Pay Insurance......................................................................49
         4.13      Payment of Taxes..............................................................................49
         4.14      Payment of Leasehold Obligations..............................................................49
         4.15      Receivables...................................................................................49
         4.16      Inventory.....................................................................................52
         4.17      Maintenance of Equipment......................................................................52
         4.18      Exculpation of Liability......................................................................52
         4.19      Environmental Matters.........................................................................52
         4.20      Financing Statements..........................................................................54

5.       REPRESENTATIONS AND WARRANTIES..........................................................................54
         5.1       Authority.....................................................................................55
         5.2       Formation and Qualification...................................................................55
         5.3       Survival of Representations and Warranties....................................................55
         5.4       Tax Returns...................................................................................55
         5.5       Financial Statements..........................................................................56
         5.6       Entity Name and Locations.....................................................................56
         5.7       O.............................................................................................56
         5.8       Solvency; No Litigation, Violation, Indebtedness or Default...................................57
         5.9       Intellectual Property.........................................................................58
         5.10      Licenses and Permits..........................................................................58
         5.11      Federal Securities Laws.......................................................................58
         5.12      No Default....................................................................................58
         5.13      No Burdensome Restrictions....................................................................58
         5.14      No Labor Disputes.............................................................................59
         5.15      Margin Regulations............................................................................59
         5.16      Investment Company Act........................................................................59
         5.17      Disclosure....................................................................................59
         5.18      Swaps.........................................................................................59
         5.19      Conflicting Agreements........................................................................59
         5.20      Application of Certain Laws and Regulations...................................................59
         5.21      Business and Property of Borrower.............................................................59
         5.22      Anti-Terrorism Laws...........................................................................60
         5.23      Trading with the Enemy........................................................................60

6.       AFFIRMATIVE COVENANTS...................................................................................60
         6.1       Payment of Fees...............................................................................61
         6.2       Conduct of Business and Maintenance of Existence and Assets...................................61
         6.3       Violations....................................................................................61
         6.4       Assurances With Respect to Collateral Agent's Security Interest...............................61
         6.5       Financial Covenants...........................................................................61
         6.6       Execution of Supplemental Instruments.........................................................63
         6.7       Payment of Indebtedness.......................................................................63
         6.8       Standards of Financial Statements.............................................................63
         6.9       Tax Shelter Regulations.......................................................................63
         6.10      Federal Securities Laws.......................................................................63
         6.11      Post Closing Real Property Deliverables.......................................................63

7.       NEGATIVE COVENANTS......................................................................................64
         7.1       Merger, Consolidation, Acquisition and Sale of Assets.........................................64
         7.2       Creation of Liens.............................................................................65
         7.3       Guarantees....................................................................................65
         7.4       Investments...................................................................................65
         7.5       Loans.........................................................................................65
         7.6       Dividends and Other Restricted Payments.......................................................65
         7.7       Indebtedness..................................................................................65
         7.8       Nature of Business............................................................................66
         7.9       Transactions with Affiliates..................................................................66
         7.10      Deposit Accounts..............................................................................66
         7.11      Subsidiaries..................................................................................66
         7.12      Fiscal Year and Accounting Changes............................................................66
         7.13      Pledge of Credit..............................................................................66
         7.14      Amendment of Organizational Documents.........................................................66
         7.15      Compliance with ERISA.........................................................................66
         7.16      Repayment of Indebtedness.....................................................................67
         7.17      Anti-Terrorism Laws...........................................................................67
         7.18      Membership/Partnership Interests..............................................................68
         7.19      Trading with the Enemy Act....................................................................68

8.       CONDITIONS PRECEDENT....................................................................................68
         8.1       Conditions to Initial Advances................................................................68
         8.2       Conditions to Each Advance....................................................................71

9.       INFORMATION AS TO LOAN PARTIES..........................................................................72
         9.1       Disclosure of Material Matters................................................................72
         9.2       Schedules.....................................................................................72
         9.3       Environmental Reports.........................................................................72
         9.4       Litigation....................................................................................73
         9.5       Material Occurrences..........................................................................73
         9.6       Government Receivables........................................................................73
         9.7       Annual Financial Statements...................................................................73
         9.8       Quarterly Financial Statements................................................................73
         9.9       Monthly Financial Statements..................................................................74
         9.10      Additional Information........................................................................74
         9.11      Projected Operating Budget....................................................................74
         9.12      Variances From Operating Budget...............................................................74
         9.13      Notice of Suits, Adverse Events...............................................................75
         9.14      ERISA Notices and Requests....................................................................75
         9.15      Tax Shelter Provisions........................................................................75
         9.16      Additional Documents..........................................................................76

10.      EVENTS OF DEFAULT.......................................................................................76
         10.1      Payment of Obligations........................................................................76
         10.2      Representations and Warranties................................................................76
         10.3      Financial Information.........................................................................76
         10.4      Liens.........................................................................................76

         10.5      Certain Covenants.............................................................................76
         10.6      Judgments.....................................................................................76
         10.7      Bankruptcy....................................................................................76
         10.8      Failure to Pay Debts..........................................................................77
         10.9      Lack of Perfection............................................................................77
         10.10     Cross Default to Other Indebtedness...........................................................77
         10.11     Termination of Other Documents................................................................77
         10.12     Change of Control or Management...............................................................77
         10.13     Agreement Ceases to be Binding................................................................77
         10.14     Revocation of License, Termination of Contracts, etc..........................................77
         10.15     Seizure of Collateral.........................................................................77
         10.16     Interruption of Operations....................................................................78
         10.17     ERISA Event...................................................................................78
         10.18     Material Adverse Effect.......................................................................78

11.      RIGHTS AND REMEDIES AFTER DEFAULT.......................................................................78
         11.1      Rights and Remedies...........................................................................78
         11.2      Collateral Agent's Discretion.................................................................80
         11.3      Setoff........................................................................................80
         11.4      Rights and Remedies not Exclusive.............................................................80
         11.5      Allocation of Payments After Event of Default.................................................80

12.      WAIVERS AND JUDICIAL PROCEEDINGS........................................................................81
         12.1      Waiver of Notice..............................................................................81
         12.2      Delay.........................................................................................81
         12.3      JURY WAIVER...................................................................................81

13.      EFFECTIVE DATE AND TERMINATION..........................................................................82
         13.1      Term..........................................................................................82
         13.2      Termination...................................................................................82

14.      REGARDING AGENTS........................................................................................82
         14.1      Appointment...................................................................................82
         14.2      Nature of Duties..............................................................................84
         14.3      Lack of Reliance on Agents and Resignation....................................................84
         14.4      Certain Rights of Agent.......................................................................85
         14.5      Reliance......................................................................................85
         14.6      Notice of Default.............................................................................85
         14.7      Indemnification...............................................................................85
         14.8      Agents in their Individual Capacity...........................................................85
         14.9      Delivery of Documents.........................................................................86
         14.10     Loan Parties' Undertaking to Agents...........................................................86
         14.11     No Reliance on Agents' Customer Identification Program........................................86
         14.12     Other Agreements..............................................................................86

15.      MISCELLANEOUS...........................................................................................86
         15.1      Governing Law.................................................................................86
         15.2      Entire Understanding..........................................................................87

         15.3      Successors and Assigns; Participations; New Lenders...........................................89
         15.4      Application of Payments.......................................................................91
         15.5      Indemnity.....................................................................................91
         15.6      Notice........................................................................................92
         15.7      Survival......................................................................................92
         15.8      Severability..................................................................................92
         15.9      Expenses......................................................................................93
         15.10     Injunctive Relief.............................................................................93
         15.11     Consequential Damages.........................................................................93
         15.12     Captions......................................................................................93
         15.13     Counterparts; Facsimile Signatures............................................................93
         15.14     Construction..................................................................................93
         15.15     Confidentiality; Sharing Information..........................................................93
         15.16     Publicity.....................................................................................94
         15.17     Certifications From Banks and Participants; US Patriot Act....................................94

16.      INTER-BORROWER PROVISIONS...............................................................................95
         16.1      Joint and Several.............................................................................95
         16.2      Borrower Agent................................................................................95
         16.3      Liability.....................................................................................95

                         LIST OF EXHIBITS AND SCHEDULES

Exhibits

Exhibit 1.2        Borrowing Base Certificate
Exhibit 2.1(a)     Form of Revolving Credit Note
Exhibit 2.4(a)     Form of Term Note A
Exhibit 2.4(b)     Form of Term Note B
Exhibit 8.1(i)     Officer's Certificate
Exhibit 15.3       Commitment Transfer Supplement

Schedules

Schedule 1.2(a)    Liens of record on the Closing Date
Schedule 1.2(b)    Existing Letters of Credit
Schedule 4.5(a) Collateral in which Loan Parties are not authorized to grant security interest
Schedule 4.5(b) Locations of Inventory, Equipment, Places of Business, Real Property, and Chief Executive Offices
Schedule 4.5(c)    Equipment Appraisals
Schedule 5.1       Consents
Schedule 5.2(a)    States or Provinces of Incorporation or Good Standing
Schedule 5.2(b)    Subsidiaries
Schedule 5.4       Tax Identification Number
Schedule 5.6       Trade Names
Schedule 5.7       Environmental Compliance
Schedule 5.8(b)    Pending or Threatened Litigation
Schedule 5.8(d)    Benefit Plans
Schedule 5.9       Intellectual Property
Schedule 5.10      Licenses and Permits
Schedule 5.14      Labor Matters
Schedule 6.11(d)   Post Closing Certificates of Title
Schedule 7.3       Existing Guarantees
Schedule 7.4       Existing Indebtedness
Schedule 7.8       Existing Indebtedness
Schedule 7.9       Existing Transactions with Affiliates
Schedule 7.10      Deposit Accounts
Schedule 7.11      Mexican Subsidiaries
Schedule 15.6      Addresses for Notice Purposes

                           LOAN AND SECURITY AGREEMENT

        This Loan and Security Agreement dated as of January 7, 2005 among TB WOOD'S INCORPORATED, a corporation organized under the laws of the Commonwealth of Pennsylvania; PLANT ENGINEERING CONSULTANTS, LLC, a limited liability company organized under the laws of the State of Tennessee, TB WOOD'S ENTERPRISES, INC., a corporation organized under the laws of the State of Delaware (collectively, the "Borrowers" and individually a "Borrower"), TB WOOD'S CORPORATION, a corporation organized under the laws of the State of Delaware ("Parent") and T.B. WOOD'S CANADA LTD., a corporation organized under the laws of the Province of Ontario (collectively with Parent, the "Guarantor" and individually a "Guarantor"), the financial institutions which are now or which hereafter become a party hereto (collectively, the "Lenders" and individually a "Lender"), PNC BANK, NATIONAL ASSOCIATION, as administrative agent for Lenders (in such capacity, the "Administrative Agent"), MANUFACTURERS AND TRADERS TRUST COMPANY, as collateral agent for Lenders (in such capacity, the "Collateral Agent"), and MANUFACTURERS AND TRADERS TRUST COMPANY, as funding agent for Lenders (in such capacity, the "Funding Agent").

                                   BACKGROUND

        A. Borrowers and certain of their Affiliates desire to enter into financing arrangements with Lenders and Lenders are willing to provide financial accommodations to Borrowers on the terms and subject to the conditions set forth in this Agreement.

        B. The parties hereto desire to set forth their agreements and understandings in this Agreement.

        IN CONSIDERATION of the mutual covenants and undertakings herein contained, Loan Parties, Lenders and Collateral Agent hereby agree as follows:

        1.      DEFINITIONS.

                1.1 Accounting Terms. As used in this Agreement, the Other Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP.

                1.2 General Terms. For purposes of this Agreement, the following terms shall have the following meanings:

                "Accountants" shall have the meaning set forth in Section 9.7 hereof.

                "Adjusted EBITDA" shall mean, for any referenced period, the sum of (i) EBITDA, plus (ii) non-recurring expenses up to $570,000 incurred in the fiscal quarter ending December 31, 2004 as depicted on projections delivered to Lenders prior to the Closing Date.

                "Advances" shall mean and include the Revolving Advances as well as the Term Loans.

                "Advance Rates" shall mean, collectively, the Receivables Advance Rate and the Inventory Advance Rate.

                "Affiliate" of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, managing member, general partner or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause
        (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 20% or more of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.

                "Agents" shall mean, collectively, Administrative Agent, Collateral Agent and Funding Agent and individually an "Agent".

                "Agreement" shall mean this Loan and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the Base Rate in effect on such day and (ii) the Federal Funds Open Rate in effect on such day plus 1/2 of 1%.

                "Anti-Terrorism Laws" shall mean any Applicable Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Applicable Laws comprising or implementing the Bank Secrecy Act, and the Applicable Laws administered by the United States of America Treasury Department's Office of Foreign Asset Control (as any of the foregoing Applicable Laws may from time to time be amended, renewed, extended, or replaced).

                "Applicable Laws" shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Other Document or contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, provincial, federal and foreign constitutions, statutes, rules, regulations and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.

                "Appraisals" shall mean those certain appraisals of Loan Parties' Equipment prepared by W.M.F. Conly & Son, Inc., each dated as of April 30, 2004, and delivered to Collateral Agent prior to the Closing Date.

                "Authority" shall have the meaning set forth in Section 4.19(b).

                "Base Rate" shall mean the base commercial lending rate of M&T Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by M&T Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by M&T Bank to any particular class or category of customers of M&T Bank.

                "Base Rate Loan" shall mean any Advance that bears interest based upon the Alternate Base Rate.

                "Blocked Accounts" shall have the meaning set forth in Section 4.15(h).

                "Blocked Account Bank" shall have the meaning set forth in
        Section 4.15(h).

                "Blocked Person" shall have the meaning set forth in Section 5.22(b) hereof.

                "Borrower Agent" shall mean TB Wood's Incorporated.

                "Borrowers" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

                "Borrowers' Account" shall have the meaning set forth in Section 2.8.

                "Borrowing Base Certificate" shall mean a certificate in substantially the form of Exhibit 1.2 duly executed by the president, chief financial officer or controller of Borrowers and delivered to Collateral Agent, appropriately completed, by which such officer shall certify to Collateral Agent the Formula Amount and calculation thereof as of the date of such certificate.

                "Built In Fixed Asset Reserve" shall mean an amount equal to $598,000.

                "Business Day" shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in Philadelphia, Pennsylvania, and, if the applicable Business Day relates to any Eurodollar Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.

                "Capital Expenditures" shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations, which, in accordance with GAAP, would be classified as capital expenditures.

                "Capitalized Lease Obligation" shall mean any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq.

                "Chambersburg Property" shall mean that certain parcel of real property and improvements thereon located in Chambersburg, Pennsylvania and more commonly known as 440 North Fifth Avenue, Chambersburg, Pennsylvania.

                "Change of Control" shall mean either (a) the occurrence of any event or condition as a result of which the power, direct or indirect
        (x) to vote 100% of the Equity Interests having ordinary voting power for the election of directors (or the individuals performing similar functions) of any direct or indirect Subsidiary of Parent (other than the Excluded Subsidiary) or (y) to direct or cause the direction of the management and policies (by contract or otherwise) of any direct or indirect Subsidiary of Parent (other than the Excluded Subsidiary) is not held legally and beneficially by Parent or (b) (x) any person (other than Thomas C. Foley or any Person controlled by Thomas C. Foley, the term "control" having the same meaning as such term in the definition of "Affiliate") or group of persons (within the meaning of Section 13(d) or Section 14(a) of the Exchange Act) shall have acquired legal or beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) 25% or more of the voting Equity Interests of Parent or
        (y) within a period of twelve (12) consecutive months, individuals who were directors of Parent on the first day of such period shall cease to constitute a majority of the board of directors of Parent (other than those directors who have been previously approved in the ordinary course by the directors then in office).

                "Change of Management" shall mean the occurrence of any event or condition as a result of which William Fejes, Jr. is no longer an active senior executive officer of Parent and Parent has not obtained, within 30 days thereafter, a replacement with reasonably comparable expertise experience and skills who is reasonably acceptable to Required Lenders.

                "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, Loan Parties or any of their Affiliates.

                "Chattanooga Property" shall mean that certain parcel of real property and improvements thereon located in Chattanooga, Tennessee and more commonly known as 521 Airport Road, Chattanooga, Tennessee.

                "Closing Date" shall mean the date of this Agreement or such other date as may be agreed to by the parties hereto.

                "Code" shall mean the Internal Revenue Code of 1986, as amended or supplemented from time to time, and any successor statute of similar import.

                "Collateral" shall mean and include all real and personal property, including, without limitation:

                (a)     all Receivables;

                (b)     all Equipment;

                (c)     all General Intangibles;

                (d)     all Inventory;

                (e) all Investment Property (including, without limitation, 100% of the Equity Interests of each Subsidiary organized within the United States of America and 65% of the Equity Interests of each Foreign Subsidiary);

                (f)     all Real Property;

                (g)     the Leasehold Interests;

                (h) all right, title and interest in and to, whether now owned or hereafter acquired and wherever located, (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due from any Customer relating to the Receivables; (iv) all other rights and interests, including warranty claims, relating to any goods securing the Obligations; (v) all contract rights, rights of payment which have been earned under a contract right, instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, deposit accounts, letters of credit and money; (vi) all commercial tort claims (whether now existing or hereafter arising); (vii) if and when obtained, all real and personal property of third parties in which such Person has been granted a lien or security interest as security for the payment or enforcement of Receivables; (viii) all letter of credit rights (whether or not the respective letter of credit is evidenced by a writing); and
        (ix) all supporting obligations;

                (i) all ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e), (f), (g) or (h) of this Paragraph; and

                (j)     all proceeds and products of (a), (b), (c), (d), (e),
        (f), (g), (h) and (i) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

        Notwithstanding the foregoing, the Collateral shall not include the Excluded Collateral.

                "Collateral Agent" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

                "Collateral Pledge Agreements" shall mean, collectively, (i) that certain Collateral Pledge Agreement dated as of even date herewith made by Parent in favor of Collateral Agent, and (ii) that certain Collateral Pledge Agreement dated as of even date herewith made by Wood's Incorporated in favor of Collateral Agent, as the same may be amended, modified, replaced or restated from time to time.

                "Commitment Percentage" of any Lender shall mean the percentage set forth below such Lender's name on the signature page hereof, as the same may be adjusted upon any assignment by a Lender pursuant to Section 15.3(b) hereof.

                "Commitment Transfer Supplement" shall mean a document in the form of Exhibit 15.3 hereto, properly completed and otherwise in form and substance satisfactory to Collateral Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of a Lender or Lenders to make Advances under this Agreement.

                "Compliance Certificate" shall mean a compliance certificate to be signed by the chief executive officer, president or chief financial officer of each Loan Party, which shall state that, based on an examination sufficient to permit such officer to make an informed statement, no Default or Event of Default exists, or if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Loan Parties with respect to such default and, such certificate shall have appended thereto calculations which set forth compliance with the requirements or restrictions imposed by Sections 6.5, 7.4, 7.5, 7.6, 7.7, 7.8 and 7.11.

                "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on the business of such Person(s) or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement or the Other Documents, including any Consents required under all applicable federal, state or other applicable law.

                "Consigned Inventory" shall mean Inventory that is in the possession of another Person on a consignment, sale or return, or other basis that does not constitute a final sale and acceptance of such Inventory.

                "Contract Rate" shall mean, as applicable, the Revolving Interest Rate or the Term Loan Rate.

                "Controlled Group" shall mean, at any time, Loan Parties and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with Loan Parties, treated as a single employer under Section 414 of the Code.

                "Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with a Person, pursuant to which such Person is to deliver any personal property or perform any services.

                "Default" shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

                "Default Rate" shall have the meaning set forth in Section 3.1(c) hereof.

                "Defaulting Lender" shall have the meaning set forth in Section 2.13(a) hereof.

                "Depository Accounts" shall have the meaning set forth in
        Section 4.15(h) hereof.

                "Dilution Rate" shall mean the rate which shall be determined by Collateral Agent from time to time, expressed as a percentage, of (a) the aggregate dollar amounts, without duplication, of all returns, allowances, chargebacks and other miscellaneous non-cash credits arising in connection with each Borrower's Accounts, to (b) Borrowers' gross sales (excluding sales to Affiliates and intercompany sales), each measured on a rolling twelve (12) month basis.

                "Dilution Reserve" shall mean a reserve in an amount equal to the product of (a) the excess (rounded to the nearest tenth of one percent), if any, of Borrowers' actual Dilution Rate over 5.0%, multiplied by (b) the gross amount of Borrowers' Eligible Receivables.

                "Documentary Letter of Credit" shall mean a Letter of Credit issued by Issuer for the account of any Borrower pursuant to this Agreement to enable such Borrower to acquire merchandise, and all amendments, renewals, extensions or replacements thereof.

                "Dollar" and the sign "$" shall mean lawful money of the United States of America.

                "Earnings Before Interest and Taxes" shall mean, for any referenced period, the sum of (i) net income (or loss) on a consolidated basis of Parent and its Subsidiaries for such period (excluding extraordinary gains and extraordinary non-cash losses and gains or losses from asset sales), plus (ii) all interest expense on a consolidated basis of Parent and its Subsidiaries for such period, plus
        (iii) all charges against income of Parent and its consolidated Subsidiaries for such period for federal, state and local taxes.

                "EBITDA" shall mean, for any referenced period, the sum of (i) Earnings Before Interest and Taxes for such period, calculated on a FIFO basis, plus (ii) depreciation expenses of Parent on a consolidated basis for such period, plus (iii) amortization expenses of Parent on a consolidated basis for such period.

                "Eligible Canadian Receivables" shall mean a Receivable which meets all of the requirements of an Eligible Receivable, except that it is a Receivable of Wood's Canada arising in the Ordinary Course of Business and the sale is to a Customer organized under the laws of Canada or a province or territory thereof and with its principal place of business located in Canada.

                "Eligible Inventory" shall mean and include finished goods and raw material Inventory valued at the lower of cost or market value, determined on a first-in-first-out basis, which Collateral Agent, in its sole discretion exercised in good faith, shall deem to be Eligible Inventory, based on such considerations as Collateral Agent, in its sole discretion exercised in good faith, may from time to time deem appropriate, including without limitation whether the Inventory is subject to a perfected, first priority security interest in favor of Collateral Agent and is not subject to any other Lien (other than a Permitted Encumbrance). In addition, Inventory shall not be Eligible Inventory if it (i) does not conform to all material standards imposed by any Governmental Body which has regulatory authority over such goods or the use or sale thereof, (ii) is in transit, (iii) is located outside the continental United States of America, or at a location that is not otherwise in compliance with this Agreement, (iv) constitutes Consigned Inventory, (v) is the subject of an Intellectual Property Claim; (vi) is subject to a License Agreement or other agreement that materially limits, conditions or restricts a Borrower's or Collateral Agent's right to sell or otherwise dispose of such Inventory, unless Collateral Agent is a party to a Licensor/Agent Agreement with the Licensor under such License Agreement; (vii) is situated at a location not owned by a Borrower unless the owner or occupier of such location has executed in favor of Collateral Agent a Lien Waiver Agreement; (viii) is components, supplies or packaging products; (ix) is returned, reclaimed or repossessed goods; (x) is work-in-process; (xi) is obsolete, slow moving or unmerchantable goods other than Permitted Slow-Moving Inventory and other than new items manufactured or purchased within the preceding twelve (12) months; (xii) is scrap products other than Permitted Scrap Products, and (xii) is Eligible LC Inventory.

                "Eligible LC Inventory" shall mean all finished goods and raw material Inventory owned or to be owned by a Borrower and covered by a Documentary Letter of Credit, and which finished goods or raw material Inventory are or will be in transit to one of such Borrower's locations in the continental United States of America, and which finished goods Inventory (A) as of the date such Inventory becomes owned by a Borrower
        (i) is fully insured, (ii) is subject to a first priority security interest in and lien upon such goods in favor of Collateral Agent (except for Permitted Encumbrances and any possessory lien upon such goods in the possession of handlers, storers of goods, a freight carrier or shipping company securing only the freight charges for the transportation of such goods to a Borrower), and (iii) all documents, notices, instruments, statements and bills of lading relating thereto, if any, which Collateral Agent may deem necessary or desirable to evidence ownership by a Borrower and/or to give effect to and protect the liens, security interests and other rights of Collateral Agent in connection therewith are delivered to Collateral Agent; and (b) is and remains acceptable to Collateral Agent for lending purposes in its sole discretion exercised in good faith.

                "Eligible Receivables" shall mean and include each Receivable of a Borrower arising in the Ordinary Course of Business and which Collateral Agent, in its sole discretion exercised in good faith, shall deem to be an Eligible Receivable, based on such considerations as Collateral Agent in its sole discretion exercised in good faith may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Collateral Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Collateral Agent. In addition a Receivable shall not be an Eligible Receivable if:

                (a) it arises out of a sale made by a Borrower to an Affiliate of such Borrower or to a Person controlled by an Affiliate of such Borrower;

                (b) it is due or unpaid (i) more than sixty (60) days after the original due date or (ii) more than ninety (90) days after the original invoice date;

                (c) 25% or more of the Receivables from such Customer are not deemed Eligible Receivables as a result of clause (b) above;

                (d) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached in any material respect;

                (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, interim receiver, monitor, receiver and manager, custodian, trustee or liquidator or similar officials of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of, or give notice of its intention to make a proposal under, any law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

                (f) the sale is to a Customer outside the continental United States of America, unless the sale is (i) on letter of credit, guaranty or acceptance terms, in each case acceptable to Collateral Agent in its sole discretion exercised in good faith or (ii) a sale by a Borrower to a Customer located in Canada (so long as the aggregate of all Receivables of Borrowers representing sales by Borrowers to Canadian Customers does not exceed 10% of Eligible Receivables);

                (g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

                (h) Collateral Agent believes, in its sole discretion exercised in good faith, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;

                (i) the Customer is (i) the United States of America, any state or any department, agency or instrumentality of any of them, unless such Borrower assigns its right to payment of such Receivable to Collateral Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.), or has otherwise complied with other applicable statutes or ordinances to the extent that Collateral Agent has satisfied itself that such Receivable is subject to a valid and enforceable first ranking security interest in favor of Collateral Agent, or (ii) the federal government of Canada or the government of any province or territory of Canada unless the Loan Party has complied in all respects with the relevant provisions of the Financial Administration Act (Canada) or similar provincial or territorial legislation;

                (j) the goods giving rise to such Receivable have not been delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by a Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

                (k) the Receivables of the Customer exceed a credit limit determined by

        Collateral Agent, in its sole discretion exercised in good faith, to the extent such Receivable exceeds such limit;

                (l) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim (but in each case only to the extent of such offset, deduction, defense, dispute or counterclaim), the Customer is also a creditor or supplier of a Borrower or the Receivable is contingent in any respect or for any reason;

                (m) a Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the Ordinary Course of Business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

                (n) any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;

                (o)     such Receivable is not payable to a Borrower; or

                (p) such Receivable is not otherwise satisfactory to Collateral Agent as determined by Collateral Agent in the exercise of its sole discretion exercised in good faith.

                "Environmental Complaint" shall have the meaning set forth in
        Section 4.19(b) hereof.

                "Environmental Laws" shall mean all applicable federal, state, provincial, local and foreign environmental, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the legally binding rules, regulations and orders of federal, state, local and foreign governmental agencies and authorities with respect thereto.

                "Equipment" shall mean and include all goods (other than Inventory) whether now owned or hereafter acquired and wherever located including all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

                "Equity Interests" of any Person shall mean any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

                "Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the interest rate per annum determined by Collateral Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of

        1% per annum) (i) the rate of interest determined by Collateral Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on Moneyline Telerate (or appropriate successor or, if British Banker's Association or its successor ceases to provide such quotes, a comparable replacement determined by Collateral Agent) display page 3750 (or such other display page on the Moneyline Telerate system as may replace display page 3750) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Reserve Percentage. The Eurodollar Rate may also be expressed by the following formula:

                        Average of London interbank offered rates quoted by BBA
                as shown on Eurodollar Rate = Moneyline Telerate Service display page 3750 or appropriate successor/(1.00 - Reserve Percentage)

                "Eurodollar Rate Loan" shall mean an Advance at any time that bears interest based on the Eurodollar Rate.

                "Event of Default" shall have the meaning set forth in Article X hereof.

                "Excess Cash Flow" for any fiscal period shall mean EBITDA for such fiscal period, minus all Senior Debt Payments made during such period, minus Capital Expenditures during such period, minus taxes actually paid during such period, minus permitted distributions made during such period.

                "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                "Excluded Collateral" shall mean the Equity Interests of a Loan Party with respect to Wood's India.

                "Excluded Subsidiary" shall mean Wood's India.

                "Excluded Taxes" shall mean, with respect to any Person, (a) income, franchise, branch profits or similar taxes imposed on (or measured by) such Person's net income or net profits by (i) the United States of America, or (ii) the jurisdiction under the laws of which such Person is organized, in which its principal or applicable lending office is located or in which it is otherwise treated as doing business (but not including such taxes imposed by a jurisdiction in which such Person would not have been treated as doing business but for and solely as a result of its execution or delivery of this Agreement or any Other Document or its exercise of its rights or performance of its obligations hereunder or thereunder); (b) taxes imposed on any Person as a result of its transfer or assignment or grant of a participation (in each case other than pursuant to Section 3.10); (c) taxes imposed by reason of the failure of Collateral Agent or such Person to comply with its obligations under Section 3.9; (d) backup withholding taxes imposed under Section 3406 of the Code; and (e) interest, penalties and additions to tax relating to the foregoing.

                "Existing Letters of Credit" shall mean those letters of credit issued by PNC Bank listed on Schedule 1.2(b) attached hereto.

                "Executive Order No. 13224" shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

                "Federal Funds Effective Rate" for any day shall mean the rate per annum (based on a year of three hundred sixty (360) days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank of New York (or any successor) in substantially the same manner as such Federal Reserve Bank of New York computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                "Federal Funds Open Rate" shall mean the rate per annum determined by Collateral Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the "open" rate for federal funds transactions as of the opening of business for federal funds transactions among members of the Federal Reserve System arranged by federal funds brokers on such day, as quoted by Garvin Guybutler, a brokerage firm, any successor entity thereto, or any other broker selected by Collateral Agent, as set forth on the applicable Telerate display page; provided, however; that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the "open" rate on the immediately preceding Business Day, or if no such rate shall be quoted by a Federal funds broker at such time, such other rate as determined by Collateral Agent in accordance with its usual procedures.

                "Fixed Charge Coverage Ratio" shall mean and include, with respect to any measurement period, the ratio of (a) EBITDA during such period, minus Capital Expenditures during such period, to (b) all Senior Debt Payments scheduled or otherwise due during such period, plus cash taxes paid during such period, plus cash dividends paid by Parent during such period.

                "Foreign Exchange Contract" shall mean a foreign exchange contract or agreement for a term of not more than six (6) months entered into by a Loan Party or a Loan Party's Subsidiary upon prior notice to and on terms acceptable to Collateral Agent in order to provide protection to, or minimize the impact upon, such Loan Party and/or its Subsidiary of fluctuation of foreign currencies.

                "Foreign Subsidiary" shall mean any Subsidiary of a Person that is not organized or incorporated in the United States of America or any State or territory thereof.

                "Formula Amount" shall have the meaning set forth in Section 2.1(a).

                "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

                "General Intangibles" shall mean and include all general intangibles, whether now owned or hereafter acquired, including all payment intangibles, all choses in action, causes of action, corporate or other business records, Intellectual Property, equipment formulations, manufacturing procedures, quality control procedures, goodwill, software, computer information, source codes, codes, records and updates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, refunds and other claims in respect of insurance policies, computer programs, all claims under guaranties, security interests or other security held by or granted to secure payment of any of the Receivables by a Customer (other than to the extent covered by Receivables), and all rights of indemnification, and all other intangible property of every kind and nature (other than Receivables).

                "Governmental Body" shall mean any nation or government, any state, province or other political subdivision thereof or any entity, authority, agency, division or department exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

                "Guarantors" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

                "Guaranty" shall mean, collectively, (a) that certain Guaranty Agreement dated as of even date herewith made by Parent in favor of Collateral Agent and (b) that certain Guaranty Agreement dated as of even date herewith made by Wood's Canada in favor of Collateral Agent, as the same may be amended, modified, replaced or restated from time to time.

                "Hazardous Discharge" shall have the meaning set forth in
        Section 4.19(b) hereof.

                "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, friable asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or other regulated materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

                "Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or other applicable Environmental Law now in force or hereafter enacted relating to hazardous waste disposal.

                "IDB Counsel" shall mean legal counsel to The Industrial Development Board of the City of Chattanooga.

                "Included Withholding Taxes" shall mean, with respect to any Person, (a) Withholding Taxes imposed as a result of a change in Applicable Law after the effective date of this Agreement, but, in the case of an assignment, participation, acquisition, designation of a new applicable lending office or the appointment of a successor Collateral Agent (in each case other than pursuant to Section 3.10), only Withholding Taxes that either constitute Included Withholding Taxes with respect to such Person's assignor, participator or transferor or predecessor applicable lending office or Collateral Agent or are Withholding

        Taxes imposed as a result of a change in Applicable Law after the effective date of such assignment, participation, acquisition, designation of a new applicable lending office or the appointment of a successor Collateral Agent; (b) Withholding Taxes imposed as a result of an assignment, participation, acquisition, designation of a new applicable lending office or the appointment of a successor Collateral Agent, in each case, pursuant to Section 3.10; and (c) interest, penalties and additions to tax relating to the foregoing.

                "Indebtedness" of a Person at a particular date shall mean (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products,
        (c) all obligations as a lessee under Capital Lease Obligations, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the Ordinary Course of Business and repayable in accordance with customary trade practices), (f) all obligations with respect to Interest Rate Hedges and Foreign Exchange Contracts (including Lender-Provided Hedge Liabilities and Lender-Provided Foreign Exchange Liabilities), and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above.

                "Ineligible Security" shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                "Initial Interest Adjustment Date" means the first day of the month following the month during which Lenders shall have received the quarterly financial statements required to be delivered pursuant to
        Section 9.8 for the fiscal quarter ending on or about December 31, 2005.

                "Intellectual Property" shall mean intangibles constituting under any Applicable Law a patent, patent application, copyright, copyright application, trademark, trademark application, service mark, service mark application, trade name, mask work, design right, trade secret or license or other right to use any of the foregoing.

                "Intellectual Property Claim" shall mean the written assertion by any Person of a claim (whether asserted by action, suit or proceeding or otherwise) that Loan Parties' ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other property or asset is violative of any ownership of or right to use any Intellectual Property of such Person.

                "Interest Adjustment Date" shall mean the first day of the month following the month during which Lenders shall have received the quarterly financial statements required to be delivered pursuant to
        Section 9.8 for the preceding fiscal quarter.

                "Interest Adjustment Period" shall mean the period commencing on an Interest Adjustment Date and ending on the next Interest Adjustment Date.

                "Interest Period" shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.2(b).

                "Interest Rate Hedge" shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by a Loan Party or a Loan Party's Subsidiaries upon prior notice to and on terms acceptable to Collateral Agent in order to provide protection to, or minimize the impact upon, such Loan Party and/or its Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

                "Inventory" shall mean and include all now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Person's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them, provided that in no event shall Inventory include any goods furnished to such Person under any consignment arrangement pursuant to which such Person is the consignee, until title to such goods shall have passed to such Person, as the case may be, in accordance with the terms of the applicable consignment arrangement, or, if no such terms are expressed therein, then in accordance with applicable law.

                "Inventory Advance Rate" shall have the meaning set forth in
        Section 2.1(a)(y)(ii) hereof.

                "Investment Property" shall mean and include all now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts

                "Issuer" shall mean any Person who issues a Letter of Credit pursuant to the terms hereof.

                "Leasehold Interests" shall mean all right, title and interest in and to the premises listed as leasehold interests on Schedule 4.5(b) attached hereto and made part hereof.

                "Lender" and "Lenders" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

                "Lender-Provided Foreign Exchange Contract" shall mean a Foreign Exchange Contract which is provided to a Loan Party by a Lender.

                "Lender-Provided Foreign Exchange Liabilities" shall mean obligations which a Borrower may have from time to time whether due or to become due, matured or contingent, to a Lender who elects, in its sole discretion, to provide (on a basis and subject to documentation as determined by such Lender) a foreign exchange facility to a Borrower. The Lender-Provided Foreign Exchange Liabilities shall be "Obligations" hereunder. The Liens securing the Lender-Provided Foreign Exchange Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents.

                "Lender-Provided Hedge Liabilities" shall have the meaning provided in the definition of "Lender-Provided Interest Rate Hedge".

                "Lender-Provided Interest Rate Hedge" shall mean an Interest Rate Hedge which is provided by any Lender and with respect to which Collateral Agent confirms meets the following requirements: such Interest Rate Hedge (i) is documented in a standard International Swap Dealer Association Agreement, (ii) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner, and (iii) is entered into for hedging (rather than speculative) purposes. The liabilities of the Loan Parties to the provider of any Lender-Provided Interest Rate Hedge (the "Lender-Provided Hedge Liabilities") shall be "Obligations" hereunder. The Liens securing the Lender-Provided Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents.

                "Letters of Credit" shall have the meaning set forth in Section 2.5(a).

                "Letter of Credit Fees" shall have the meaning set forth in
        Section 3.2(e)(i).

                "Leverage Ratio" shall mean and include, with respect to any applicable measurement period, the ratio of (a) Indebtedness to (b) Adjusted EBITDA, during such period.

                "License Agreement" shall mean any agreement between a Loan Party and a Licensor, pursuant to which such Loan Party is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Loan Party, or otherwise in connection with such Borrower's business operations.

                "Licensor" shall mean any Person from whom a Loan Party obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such Loan Party's manufacture, marketing, sale or other distribution of any Inventory or otherwise in connection with such Loan Party's business operations.

                "Licensor/Agent Agreement" shall mean an agreement between Collateral Agent and a Licensor, in form and content reasonably satisfactory to Collateral Agent, by which Collateral Agent is given the unqualified right, vis-a-vis such Licensor, to enforce Collateral Agent's Liens with respect to and to dispose of the applicable Loan Party's Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of such Loan Party's default under any License Agreement with such Licensor.

                "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

                "Lien Waiver Agreement" shall mean an agreement satisfactory to Collateral Agent which is executed in favor of Collateral Agent by a Person who owns or occupies premises at which any Collateral may be located from time to time and by which such Person shall waive any Lien that such Person may ever have with respect to any of the Collateral and shall authorize Collateral Agent from time to time to enter upon the premises to inspect or remove the Collateral from such premises or to use such premises to store or dispose of such Inventory.

                "Loan Parties" shall collectively mean Borrowers and Guarantors and "Loan Party" shall individually mean each Borrower and Guarantor.

                "M&T Bank" shall mean Manufacturers and Traders Trust Company.

                "Material Adverse Effect" shall mean a material adverse effect on (a) the financial condition, results of operations, assets, business or properties of either (i) Wood's Incorporated or (ii) Loan Parties taken as a whole, (b) the ability of any Loan Party to duly and punctually pay or perform the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Collateral Agent's Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Collateral Agent's and each Lender's rights and remedies under this Agreement and the Other Documents.

                "Maximum Loan Amount" shall mean $31,300,000.

                "Maximum Revolving Advance Amount" shall mean $18,300,000.

                "Michigan Mortgage Documents" shall mean, collectively, with respect to the Michigan Property, (a) that certain Mortgage from Wood's Incorporated in favor of Collateral Agent and (b) that certain Assignment of Rents and Leases from Wood's Incorporated in favor of Collateral Agent, each dated as of the date hereof and as the same may be amended, modified, replaced or restated from time to time.

                "Michigan Property" shall mean that certain parcel of real property and improvements thereon located in Mt. Pleasant, Michigan and more commonly known as 801 East Industrial Avenue, Mt. Pleasant, Michigan.

                "Mortgage Documents" shall mean, collectively, the Pennsylvania Mortgage Documents, the Tennessee Mortgage Documents, the Texas Mortgage Documents and the Michigan Mortgage Documents.

                "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

                "Multiple Employer Plan" shall mean a Plan which has two or more contributing sponsors (including Loan Parties or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Section 4023 and 4064 of ERISA.

                "Net Income" shall mean, at a particular date, the net income (or loss) of Parent on a consolidated basis determined in accordance with GAAP.

                "Net Proceeds" means the gross proceeds of any asset sale received in the form of cash (including payments in respect of deferred payment obligations when received in the form of cash), net only of reasonable out-of-pocket costs and expenses actually paid for services rendered to a Person (not an Affiliate or a director, officer or employee of a Loan Party) for broker fees or fees and expenses of counsel related solely to such asset sale.

                "Net Worth" shall mean, at a particular date, an amount equal to the stockholder's equity of Parent on a consolidated basis determined in accordance with GAAP, excluding for purposes of such determination the foreign currency translation adjustment resulting from the consolidation of the operations of Parent and its direct and indirect Subsidiaries.

                "Notes" shall mean collectively, the Term Notes and the Revolving Credit Notes.

                "Obligations" shall mean and include any and all loans, advances, debts, liabilities, obligations, covenants and duties owing by Loan Parties, or any of them, to Lenders or Agents, or any of them, or to any other direct or indirect subsidiary or affiliate of any Agent or any Lender, of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to Loan Parties, or any of them, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether or not arising under this Agreement or any of the Other Documents, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any Lender-Provided Interest Rate Hedge, Lender-Provided Foreign Exchange Contracts or other interest or currency swap, future, option or other similar agreement, or in any other manner, whether principal, interest, fees, expenses, charges or otherwise, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of any Agent's or any Lender's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, contractual or tortious, liquidated or unliquidated, now existing or hereafter arising, including without limitation under any amendments, extensions, renewals or increases and all costs and expenses of any Agent and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses, and all obligations of Loan Parties to any Agent or any Lender to perform acts or refrain from taking any action. The Obligations shall include, without limitation, Purchase Card Liabilities.

                "Ordinary Course of Business" shall mean the ordinary course of such Person's business as conducted on the Closing Date.

                "Original Lenders" shall mean, collectively, Manufacturers and Traders Trust Company, PNC Bank, National Association and National City Bank of Pennsylvania

                "Other Documents" shall mean the Collateral Pledge Agreements, Patent Security Agreement, the Trademark Security Agreements, the Guaranty, any Lender-Provided Interest Rate Hedge, any Lender-Provided Foreign Exchange Contract, the Mortgage

        Documents and any and all other agreements, instruments and documents, including guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by Loan Parties, or any of them, and/or delivered to Collateral Agent or any Lender in respect of the transactions contemplated by this Agreement, as each may be amended, restated, supplemented or otherwise modified from time to time.

                "Out-of-Formula Loans" shall have the meaning set forth in
        Section 15.2(b).

                "Parent" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

                "Participant" shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

                "Patent Security Agreement" shall mean that certain Patents, Trademarks, Copyrights, and Licenses Security Agreement (Patents), dated as of the date hereof, from Wood's Incorporated in favor of Collateral Agent, as the same may be amended, modified, replaced or restated from time to time.

                "Payment Office" shall mean initially 601 Dresher Road, Horsham, Pennsylvania 19044 and thereafter, such other office of Collateral Agent, if any, which it may designate by notice to Loan Parties and to each Lender to be the Payment Office.

                "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                "Pennsylvania Mortgage Documents" shall mean, collectively, (i) with respect to the Chambersburg Property, (a) that certain Open End Mortgage and Security Agreement from Wood's Incorporated in favor of Collateral Agent and (b) that certain Assignment of Rents and Leases from Wood's Incorporated in favor of Collateral Agent and (ii) with respect to the Scotland Property, (a) that certain Open End Mortgage and Security Agreement from Wood's Incorporated in favor of Collateral Agent and (b) that certain Assignment of Rents and Leases from Wood's Incorporated in favor of Collateral Agent, each dated as of the date hereof and as the same may be amended, modified, replaced or restated from time to time.

                "Permitted Encumbrances" shall mean (a) Liens in favor of Collateral Agent for the benefit of Collateral Agent and Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Loan Parties; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Collateral Agent or the value of the assets in which Collateral Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, custom bonds and other obligations of like nature arising in the Ordinary Course of Business; (e) Liens arising by virtue of the rendition, entry or issuance against any Loan Party or any Subsidiary, or any property of any Loan Party or any Subsidiary, of any judgment, writ, order, or decree for so long as each such Lien (a) does not constitute an Event of Default and (b) is at all times junior in priority to any Liens in favor of Collateral Agent; (f) mechanics', workers', materialmen's or other like Liens arising in the Ordinary Course of Business with respect to obligations which are not due or which are being contested in good faith by Loan Parties; (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such Lien shall not encumber any other property of any Loan Party and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.7(ii); (b) Liens disclosed on Schedule 1.2(a);
        (c) with respect to Real Property, easements, rights of way, leases, covenants, licenses, encroachments, zoning restrictions and other similar encumbrances or restrictions that do not materially interfere with or impair the use or operation thereof or the value or marketability thereof; (d) the interests of lessors under operating leases; (e) any interest or title of a lessor or sublessor and any use restriction or encumbrance on the property so leased, incurred in the Ordinary Course of Business; and (f) customary rights of setoff or banker's liens existing solely with respect to deposits in bank accounts maintained in the Ordinary Course of Business.

                "Permitted Scrap Products" shall mean scrap products, classified as work-in-process, component or slow-moving Inventory, of Borrowers up to (any valuation thereof to be acceptable to Collateral Agent in its sole discretion exercised in good faith) $700,000.

                "Permitted Slow-Moving Inventory" shall mean the quantity of Slow-Moving Inventory of Borrowers in excess of sales of such items during the immediately preceding twenty one (21) month period which for the purposes of the definition of Eligible Inventory shall be limited to (any valuation thereof to be acceptable to Collateral Agent in its sole discretion exercised in good faith) (i) $1,000,000 as of the Closing Date through but not including the last day of the first fiscal quarter in the calendar year ending December 31, 2005 and (ii) $500,000 as of the last day of the first fiscal quarter in the calendar year ending December 31, 2005 reduced by $50,000 as of the last day of each subsequent month.

                "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

                "Plan" shall mean at any time any employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by any member of the Controlled Group for employees of any member of the Controlled Group; or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the Controlled Group for employees of any entity which was at such time a member of the Controlled Group.

                "PNC Bank" shall mean PNC Bank, National Association.

                "Properly Contested" shall mean, in the case of any obligation of any Person (including any taxes) that is not paid as and when due or payable by reason of such Person's bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Person has established appropriate reserves as shall be required in conformity with GAAP; (iii) the non-payment of such obligation will not have a Material Adverse Effect and will not result in the forfeiture of any assets of such Person; (iv) no Lien is imposed upon any of such Person's assets with respect to such obligation unless enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if such obligation results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Person, such Person forthwith pays such obligation and all penalties, interest and other amounts due in connection therewith.

                "Purchase Card Liabilities" shall mean all liabilities and obligations with respect to the purchase card facility provided by PNC Bank to Loan Parties.

                "Purchase Card Reserve" shall mean an amount equal to $200,000 or such other amount as determined by Collateral Agent in its sole discretion exercised in good faith.

                "Purchasing Lender" shall have the meaning set forth in Section 15.3(c) hereof.

                "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., as same may be amended from time to time.

                "Real Property" shall mean all right, title and interest in and to the owned and leased premises identified on Schedule 4.5(b).

                "Receivables" shall mean and include all accounts, accounts receivable, contract rights, instruments (including those evidencing indebtedness owed to Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to such Person arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Collateral Agent hereunder.

                "Receivables Advance Rate" shall have the meaning set forth in
        Section 2.1(a)(y)(i) hereof.

                "Regulations" shall mean final or temporary regulations of the U.S. Treasury Department adopted under the Code.

                "Release" shall have the meaning set forth in Section 5.7(c)(i) hereof.

                "Reportable Event" shall mean a reportable event described in
        Section 4043(c) of

        ERISA or the regulations promulgated thereunder.

                "Required Lenders" shall mean Lenders which hold at least two-thirds (66 2/3%) of the Advances and, if no Advances are outstanding, shall mean Lenders which hold two-thirds (66 2/3%) of the aggregate Revolving Credit Commitments; provided, however, if there are fewer than four (4) Lenders, Required Lenders shall mean all Lenders and provided further, if at any time an Original Lender assigns a portion of, but not all of, its Commitment Percentage pursuant to and in accordance with Section 15.3(c) hereof, Required Lenders shall include all Original Lenders whose respective then existing commitment (after giving effect to any such assignments) equals or exceeds $5,000,000 (for purposes of this definition, "commitment" shall mean the sum of an Original Lender's (a) Commitment Percentage multiplied by the Maximum Revolving Advance Amount plus (b) Commitment Percentage multiplied by the then outstanding principal balance of Term Loans).

                "Reserve Percentage" shall mean as of any day the maximum percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities".

                "Revolving Advances" shall mean Advances other than Term Loans and Letters of Credit.

                "Revolving Credit Commitment" shall mean, for each Lender, the commitment of such Lender to make its portion of the Revolving Advances in a principal amount up to such Lender's Commitment Percentage of the Maximum Revolving Advance Amount.

                "Revolving Credit Notes" shall mean, collectively, the promissory notes referred to in Section 2.1(a) hereof.

                "Revolving Interest Rate" shall mean (i) at all times prior to the Initial Interest Adjustment Date, an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus 175 basis points with respect to Revolving Advances that are Base Rate Loans and (b) the sum of the Eurodollar Rate plus 325 basis points with respect to Revolving Advances that are Eurodollar Rate Loans and (ii) at all times on and after the Initial Interest Adjustment Date, an interest rate per annum calculated in accordance with the terms of Section 3.1(b).

                "Scotland Property" shall mean that certain parcel of real property and improvements thereon located in Chambersburg, Pennsylvania and more commonly known as 3181 Black Gap Road, Chambersburg, Pennsylvania.

                "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

                "Securities Act" shall mean the Securities Act of 1933, as amended.

                "Senior Debt Payments" shall mean and include (a) required interest payments on any Advances hereunder, plus (b) scheduled payments of principal with respect to the Term

        Loans, plus (c) payments for all fees, commissions and charges set forth herein and with respect to any Advances, plus (d) payments due in respect of Capitalized Lease Obligations, plus (e) payments due with respect to any other Indebtedness for borrowed money (other than payments to any Loan Party or Affiliate with respect to Indebtedness for borrowed money).

                "Settlement Date" shall mean the Closing Date and thereafter a day of each week as determined by Collateral Agent, or more frequently if Collateral Agent deems appropriate, unless any such day is not a Business Day in which case it shall be the next succeeding Business Day.

                "Slow-Moving Inventory" shall mean the quantity of Inventory items in excess of sales of such items during the immediately preceding twelve (12) month period.

                "Subsidiary" of any Person shall mean a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

                "Tennessee Mortgage Documents" shall mean, collectively, (i) with respect to the Chattanooga Property, (a) that certain Deed of Trust, Security Agreement and Fixture Filing from Wood's Incorporated and The Industrial Development Board of the City of Chattanooga in favor of Collateral Agent and (b) that certain Assignment of Rents and Leases from Wood's Incorporated and The Industrial Development Board of the City of Chattanooga in favor of Collateral Agent and (ii) with respect to the Trenton Property, (a) that certain Deed of Trust, Security Agreement and Fixture Filing from Wood's Incorporated in favor of Collateral Agent and (b) that certain Assignment of Rents and Leases from Wood's Incorporated in favor of Collateral Agent, each dated as of the date hereof and as the same may be amended, modified, replaced or restated from time to time.

                "Term" shall have the meaning set forth in Section 13.1 hereof.

                "Term Loan A" shall have the meaning set forth in Section
        2.4(a).

                "Term Loan B" shall have the meaning set forth in Section
        2.4(b).

                "Term Loans" shall mean, collectively, Term Loan A and Term Loan B.

                "Term Loan Rate" shall mean (i) at all times prior to the Initial Interest Adjustment Date, an interest rate per annum equal to
        (a) the sum of the Alternate Base Rate plus 200 basis points with respect to Term Loan A, or any portion thereof, that is a Base Rate Loan, (b) the sum of the Eurodollar Rate plus 350 basis points with respect to Term Loan A, or any portion thereof, that is a Eurodollar Rate Loan, (c) the sum of the Alternate Base Rate plus 275 basis points with respect to Term Loan B, or any portion thereof, that is a Base Rate Loan, and (d) the sum of the Eurodollar Rate plus 425 basis points with respect to Term Loan B, or any portion thereof, that is a Eurodollar Rate Loan and (ii) at all times on and after the Initial Interest Adjustment Date, an interest rate per annum calculated in accordance with the terms of Section 3.1(b).

                "Term Note A" shall have the meaning set forth in
        Section 2.4(a).

                "Term Note B" shall have the meaning set forth in
        Section 2.4(b).

                "Term Notes" shall mean, collectively, Term Note A and Term Note B.

                "Termination Event" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of a Loan Party or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any material event or condition (a) which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that would reasonably be expected to result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Loan Parties or any member of the Controlled Group from a Multiemployer Plan.

                "Texas Mortgage Documents" shall mean, collectively, with respect to the Texas Property, (a) that certain Deed of Trust, Security Agreement and Fixture Filing from Wood's Incorporated in favor of Collateral Agent and (b) that certain Assignment of Rents and Leases from Wood's Incorporated in favor of Collateral Agent, each dated as of the date hereof and as the same may be amended, modified, replaced or restated from time to time.

                "Texas Property" shall mean that certain parcel of real property and improvements thereon located in San Marcos, Texas and more commonly known as 2000 Clovis Baker Road, San Marcos, Texas.

                "Thirty-day Undrawn Availability" as of a particular date shall mean an amount equal to the arithmetic average of the amounts of Undrawn Availability for the preceding thirty (30) days.

                "Toxic Substance" shall mean and include any material present on the Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. Sections 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

                "Trademark Security Agreement" shall mean, collectively, (a) that certain Patents, Trademarks, Copyrights, and Licenses Security Agreement (Trademarks) from Wood's Incorporated in favor of Collateral Agent, and (b) that certain Patents, Trademarks, Copyrights, and Licenses Security Agreement (Trademarks) from TB Wood's Enterprises, Inc. in favor of Collateral Agent, each dated as of the date hereof and as the same may be amended, modified, replaced or restated from time to time.

                "Trading with the Enemy Act" shall mean the foreign assets control regulations of the United States of America Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any enabling legislation or executive order relating thereto.

                "Transactions" shall have the meaning set forth in Section 5.8 hereof.

                "Transferee" shall have the meaning set forth in Section 15.3(c) hereof.

                "Trenton Property" shall mean that certain parcel of real property and improvements thereon located in Trenton, Tennessee and more commonly known as 1230 Manufacturer's Row, Trenton, Tennessee.

                "Undrawn Availability" at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the outstanding amount of Advances (other than the Term Loans) plus (ii) the face amount of all outstanding Letters of Credit, plus (iii) all amounts due and owing to Borrowers' trade creditors which are outstanding beyond normal trade terms, plus (iv) fees and expenses for which Borrowers are liable under this Agreement, plus (v) all taxes due and owing to any Governmental Body.

                "Uniform Commercial Code" shall have the meaning set forth in
        Section 1.3 hereof.

                "USA Patriot Act" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

                "Withholding Taxes" shall mean taxes imposed by way of deduction or withholding.

                "Wood's Canada" shall mean T.B. Wood's Canada, Ltd., a corporation organized under the laws of the Province of Ontario.

                "Wood's Incorporated" shall mean TB Wood's Incorporated.

                "Wood's India" shall mean TB Wood's (India) Private Limited.

                "Wood's Mexico" shall mean Industrial Blaju S.A., de C.V. Mexico City, Mexico.

                "Wood's Parties" shall mean the Loan Parties and their respective domestic and foreign, direct and indirect Subsidiaries at any time and "Wood's Party" shall mean each of them.

                1.3 Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the Commonwealth of Pennsylvania from time to time (the "Uniform Commercial Code") shall have the meaning given therein unless otherwise defined herein. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

                1.4 Certain Matters of Construction. The terms "herein", "hereof" and

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

"hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Collateral Agent is a party, including references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof. All references herein to the time of day shall mean the time in Philadelphia, Pennsylvania. Unless otherwise provided, all financial calculations shall be performed with Inventory valued on a first-in, first-out basis. Whenever the words "including" or "include" shall be used, such words shall be understood to mean "including, without limitation" or "include, without limitation". A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default waived in writing by the Required Lenders (at their option) or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by the Required Lenders (at their option). Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Collateral Agent, any agreement entered into by Collateral Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Collateral Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by Collateral Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Collateral Agent and Lenders. Wherever the phrase "to the best of Loan Parties' knowledge" or words of similar import relating to the knowledge or the awareness of Loan Parties, or any of them, are used in this Agreement or Other Documents, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Loan Party or (ii) the knowledge that a senior officer would have obtained if he had engaged in good faith and diligent performance of his duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of Loan Parties and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

                1.5 Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms shall be construed herein and all accounting determinations for purposes of determining compliance with
Section 6.5 hereof and otherwise to be made under this Agreement shall be made in accordance with GAAP applied on a basis consistent in all material respects with the financial statements described in Section 5.5 hereof. All financial statements required to be delivered hereunder from and after the Closing Date and all financial records shall be maintained in accordance with GAAP as in effect as of the date of such financial statements. If GAAP shall change from the basis used in preparing such financial statements, the Compliance Certificates required to be delivered pursuant to Section 9.7 and Section 9.8 demonstrating compliance with the covenants contained herein shall include calculations setting forth the adjustments necessary to demonstrate how Loan Parties are in compliance with the financial covenants based upon GAAP as in effect on the Closing Date and such calculations shall be the basis for determining compliance with the financial covenants.

        2.      ADVANCES, PAYMENTS.

                2.1 Revolving Advances. (a) Subject to the terms and conditions set forth in this Agreement including Section 2.1(b) and Section 2.1(c), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate amount of outstanding Letters of Credit or (y) an amount equal to:

                                (i)     subject to the provisions of Section
2.1(b) below, the sum of (A) 85% of Eligible Receivables, plus (B) 85% of Eligible Canadian Receivables ("Receivables Advance Rate"), plus

                                (ii)    subject to the provisions of Section
2.1(b) below, the sum of (A) 65% of Eligible Inventory, plus (B) 65% of Eligible LC Inventory ("Inventory Advance Rate"), minus

                                (iii)   the sum of (A) the aggregate face amount
of outstanding Letters of Credit, plus (B) the Dilution Reserve, the Built In Fixed Asset Reserve, the Purchase Card Reserve, a reserve for Lender-Provided Hedge Liabilities and Lender-Provided Foreign Exchange Liabilities on a basis and in an amount determined by Collateral Agent in its sole discretion and such other reserves as Collateral Agent may deem proper and necessary from time to time in its sole discretion exercised in good faith.

The amount derived from the sum of (x) Sections 2.1(a)(y)(i) and (ii) minus (y)
Section 2.1 (a)(y)(iii) at any time and from time to time shall be referred to as the "Formula Amount". Contemporaneous with the execution hereof, Borrowers shall execute and deliver to each Lender a promissory note substantially in the form attached hereto as Exhibit 2.1(a) in the principal amount of such Lender's Commitment Percentage of the Maximum Revolving Advance Amount (collectively, the "Revolving Credit Notes").

                        (b) The aggregate amount of Revolving Advances made to Borrowers against (i) Eligible Inventory and Eligible LC Inventory shall not exceed, at any one time outstanding, the sum of $11,000,000 from the Closing Date through and including June 30, 2005 and $10,000,000 at all times thereafter and (ii) Eligible Canadian Receivables shall not exceed, at any one time outstanding, the sum of $1,000,000.

                        (c)     (i)     On or before the sixtieth (60th) day
after the Closing Date, Borrowers may request in writing from Collateral Agent an one-time reduction in the Built In Fixed Asset Reserve so long as at such time (i) no Event of Default or Default then exists, (ii) Borrowers provide to Collateral Agent a detailed list of Equipment purchased by Borrowers after April 30, 2004 and prior to the date of such request together with copies of the invoices for all such items of Equipment, (iii) such Equipment has not been included in any appraisal previously provided to Collateral Agent, (iv) Collateral Agent receives a current written appraisal of such Equipment from the appraiser who performed the Appraisals, (v) such Equipment is free and clear of all Liens and encumbrances (other than the liens and security interests of Collateral Agent hereunder), and (vi) such Equipment is at a location permitted under Section 4.5(a) hereof. Upon full and timely satisfaction of the foregoing conditions, Collateral Agent shall then reduce the Built In Fixed Asset Reserve by an amount equal to 80% of the orderly liquidation value of such Equipment contained in the appraisal. Any appraisal referred to in this paragraph shall be obtained at Borrowers' sole cost and expense and shall be in form and substance satisfactory to Collateral Agent.

                                (ii)    Borrowers may request in writing from
Collateral Agent a reduction in the Built In Fixed Asset Reserve upon timely compliance with the requirement set forth in Section 6.11(d) so long as at such time no Event of Default or Default then exists. Upon full and timely satisfaction of the foregoing conditions, Collateral Agent shall then reduce the Built In Fixed Asset Reserve by an amount equal to 80% of the orderly liquidation value of motor vehicles (as set forth on the Appraisals) whose certificates of title and other required documents were delivered to Collateral Agent pursuant to Section 6.11(d).

                2.2     Procedure for Revolving Advances Borrowing.

                        (a) Borrower Agent may notify Funding Agent prior to 12:00 noon on a Business Day of Borrowers' request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Collateral Agent or Lenders, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Collateral Agent or Lenders, and such request shall be irrevocable.

                        (b) Notwithstanding the provisions of subsection (a) above, in the event Borrowers desire to obtain a Eurodollar Rate Loan, Borrower Agent shall give Funding Agent at least three (3) Business Days prior written notice, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be an integral multiple of $100,000, and (iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for one, two, or three months; provided, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No Eurodollar Rate Loan shall be made available to Borrowers during the continuance of a Default or an Event of Default. After giving effect to each requested Eurodollar Rate Loan, including those which are converted from a Base Rate Loan under Section 2.2(d), there shall not be outstanding more than five (5) Eurodollar Rate Loans, in the aggregate.

                        (c) Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrowers may elect as set forth in subsection (b)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.

        Borrowers shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Funding Agent pursuant to Section 2.2(b) or by their notice of conversion given to Funding Agent pursuant to Section 2.2(d), as the case may be. Borrowers shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Funding Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Funding Agent does not receive timely notice of the Interest Period elected by Borrowers, Borrowers shall be deemed to have elected to convert to a Base Rate Loan subject to
Section 2.2(d) herein below.

                        (d) Provided that no Event of Default shall have occurred and be continuing, Borrowers may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to Base Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Borrowers desire to convert a loan, Borrower Agent shall give Funding Agent not less than three (3) Business Days prior written notice to convert from a Base Rate Loan to a Eurodollar Rate Loan or one (1) Business Day's prior written notice to convert from a Eurodollar Rate Loan to a Base Rate Loan, specifying the date of such conversion, the loans to be converted and if the conversion is from a Base Rate Loan to any other type of loan, the duration of the first Interest Period therefor.

                        (e) At its option and upon three (3) Business Days prior written notice, Borrowers may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time with accrued interest on the principal being prepaid to the date of such repayment. Borrowers shall specify the date of prepayment of Advances which are Eurodollar Rate Loans and the amount of such prepayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, Borrowers shall indemnify Agents and Lenders therefor in accordance with Section 2.2(f) hereof.

                        (f) Borrowers shall indemnify Agents and Lenders and hold Collateral Agent and Lenders harmless from and against any and all losses (other than a loss of anticipated profits) or expenses that Agents and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by Borrowers in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by Borrowers to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agents or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by any Agent or any Lender to Borrowers shall be conclusive absent manifest error.

                        (g) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of such Lender to make Eurodollar Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Collateral Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrowers shall pay Funding Agent, upon Funding Agent's request, such amount or amounts as may be necessary to compensate such Lender for any loss or expense sustained or incurred by such Lender in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by such Lender to lenders of funds obtained by such Lender in order to make or maintain such Eurodollar Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by such Lender to Borrowers shall be conclusive absent manifest error.

                2.3 Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Funding Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Funding Agent or Lenders, shall be charged to Borrowers' Account on Funding Agent's books. During the Term, Borrowers may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrowers or deemed to have been requested by Borrowers under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, be made available to Borrowers on the day so requested by way of credit to Borrowers' operating account at Funding Agent, or, with prior approval of Collateral Agent, such other bank as Borrowers may designate following notification to Funding Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by Borrowers, be disbursed to Funding Agent to be applied to the outstanding Obligations giving rise to such deemed request.

                2.4     Term Loans.

                        (a) Term Loan A. Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, on the Closing Date, shall make an Advance available to Borrowers, in an amount equal to such Lender's Commitment Percentage of the sum of $10,000,000 (such Advances, collectively, "Term Loan A"). Contemporaneous with the execution hereof, Borrowers shall execute and deliver to each Lender a promissory note in the principal amount of such Lender's Commitment Percentage of Term Loan A (collectively, "Term Note A") in substantially the form attached hereto as
Exhibit 2.4(a). Term Loan A shall be repayable in monthly installments of principal of: (i) $75,000 on the first day of each calendar month commencing February 1, 2005 and continuing to and including December 1, 2005 and (ii) $125,000 on the first day of each calendar month thereafter commencing January 1, 2006 (or on the next succeeding Business Day if such day is not a Business
Day). Notwithstanding the foregoing, Term Loan A shall be repaid in full on the first to occur of (x) the last day of the Term, (y) the acceleration of the unpaid principal balance thereof upon the occurrence of an Event of Default or
(z) termination of this Agreement.

                        (b) Term Loan B. Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, on the Closing Date, shall make an Advance available to Borrowers, in an amount equal to such Lender's Commitment Percentage of the sum of $3,000,000 (such Advances, collectively, "Term Loan B"). Contemporaneous with the execution hereof, Borrowers shall execute and deliver to each Lender a promissory note in the principal amount of such Lender's Commitment Percentage of Term Loan B (collectively, "Term Note B") in substantially the form attached hereto as Exhibit 2.4(b). Term Loan B shall be repayable in equal and consecutive monthly installments of principal of $125,000 each, each of which shall be due and payable on the first day of each calendar month (or on the next succeeding Business Day if such day is not a Business
Day), beginning on February 1, 2005. Notwithstanding the foregoing, Term Loan B shall be repaid in full on the first to occur of (i) the last day of the Term,
(ii) the acceleration of the unpaid principal balance thereof upon the occurrence of an Event of Default or (iii) termination of this Agreement.

                2.5     Letters of Credit.

                        (a) Subject to the terms and conditions hereof, Funding Agent shall issue or cause the issuance of Letters of Credit ("Letters of Credit") on behalf of any Borrower; provided, however, that Funding Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (i) the outstanding Revolving Advances plus (ii) outstanding Letters of Credit to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount. The maximum amount of outstanding Letters of Credit shall not exceed $8,000,000 in the aggregate at any time. All disbursements or payments related to Letters of Credit shall be deemed to be Base Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Base Rate Loans. Letters of Credit that have not been drawn upon shall not bear interest. The Existing Letters of Credit shall be deemed for all purposes Letters of Credit issued under this Agreement.

                        (b)     (i)     Borrower Agent, on behalf of Borrowers,
may request Funding Agent to issue or cause the issuance of a Letter of Credit by delivering to Funding Agent, Funding Agent's form of Letter of Credit Application (the "Letter of Credit Application") completed to the reasonable satisfaction of Funding Agent; and, such other certificates, documents and other papers and information as Funding Agent may reasonably request. Each such request must be received by 10:00 a.m. at least four (4) Business Days prior to the date of issuance of a Letter of Credit. Borrower Agent, on behalf of Borrowers, also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to agree with Funding Agent upon any amendment, extension or renewal of any Letter of Credit.

                                (ii)    Except with respect to the Existing
Letters of Credit, each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts, other written documents for payment or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than three hundred sixty-five (365) days (plus any automatic extensions or renewals thereof) after the date of issuance thereof for stand-by Letters of Credit and ninety (90) days for Documentary Letters of Credit, and in no event later than ten (10) Business Days prior to the last day of the Term. Each Documentary Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 ("Uniform Customs"), and any amendments or revisions thereof adhered to by the Issuer and, to the extent not inconsistent therewith, the laws of the Commonwealth of Pennsylvania. Notwithstanding anything in the preceding sentence to the contrary, as agreed by Borrower Agent and Issuer, each standby Letter of Credit shall be subject to the Uniform Customs or the International Standby Practices 1998, International Chamber of Commerce Publication No. 590, and any amendments or revisions thereof. In addition, to the extent not inconsistent with the Practices above, each Letter of Credit shall be subject to the laws of the Commonwealth of Pennsylvania, or any such other state as agreed to between Issuer and Borrower Agent.

                                (iii)   Funding Agent shall use its reasonable
efforts to notify Lenders of the request by Borrower Agent for a Letter of Credit.

                        (c)     (i)     In connection with the issuance of any
Letter of Credit, Borrowers shall indemnify, save and hold Funding Agent, each Lender and each Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Funding Agent, any Lender or any Issuer and expenses and reasonable attorneys' fees incurred by any Agent, any Lender or Issuer arising out of, or in connection with, any Letter of Credit to be issued or created for any Borrower except for losses resulting solely from such Person's gross negligence or willful misconduct. Borrowers shall be bound by Funding Agent's or any Issuer's regulations and good faith interpretations of any Letter of Credit issued or created for Borrowers' Account, although this interpretation may be different from its own; and, neither Funding Agent, nor any Lender, nor any Issuer nor any of their correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrower Agent's or any Loan Party's instructions or those contained in any Letter of Credit, or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for Funding Agent's, any Lender's, any Issuer's or such correspondents' willful misconduct or gross negligence.

                                (ii)    Borrower Agent shall authorize and
direct any Issuer to name the applicable Borrower as the "Applicant" or "Account Party" of each Letter of Credit. If Funding Agent is not the Issuer of any Letter of Credit, Borrower Agent shall authorize and direct the Issuer to deliver to Funding Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Funding Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

In connection with all Letters of Credit issued or caused to be issued under this Agreement, each Borrower hereby appoints Collateral Agent, or its designee, as its attorney, with full power and authority if an Event of Default or Default shall have occurred and is continuing (i) to sign and/or endorse such Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign such Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of such Borrower or Collateral Agent or Collateral Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower's name or Collateral Agent's, or in the name of Collateral Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Collateral Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Collateral Agent's or its attorney's willful misconduct or gross negligence. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

                        (d) Each Lender shall to the extent of the percentage amount equal to

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

the product of such Lender's Commitment Percentage times the aggregate amount of all unreimbursed reimbursement obligations arising from disbursements made or obligations incurred with respect to any Letter of Credit, as applicable, be deemed to have irrevocably purchased an undivided, full risk, participation in each such unreimbursed reimbursement obligation. In the event that at the time a disbursement is made under a Letter of Credit the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the amount available to Borrowers pursuant to Section 2.1 hereof, and such disbursement is not reimbursed by Borrowers within two (2) Business Days of the date on which such sums are due, Funding Agent shall promptly notify each Lender and upon Funding Agent's demand each Lender shall pay to Funding Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Funding Agent's or Issuer's, as applicable, unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Funding Agent of a repayment from any Borrowers of any amount disbursed by Funding Agent for which Funding Agent had already been reimbursed by Lenders, Funding Agent shall deliver to each Lender that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Funding Agent and each Lender ceases to be obligated to issue or cause to be issued Letters of Credit; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than the applicable Borrower) have been fully reimbursed for all obligations (principal, interest and fees) relating to Letters of Credit.

                2.6 Maximum Advances. The aggregate balance of Revolving Advances outstanding plus the face amount of all outstanding Letters of Credit at any time shall not exceed the lesser of (a) the Maximum Revolving Advance Amount or (b) the Formula Amount.

                2.7     Repayment of Advances.

                        (a) All Revolving Advances shall be due and payable in full on the last day of the Term, subject to earlier prepayment as herein provided. The Term Loans shall be due and payable as provided in Sections 2.4(a) and 2.4(b) hereof and in the Term Notes, subject to payments as herein provided.

                        (b) Borrowers recognize that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Collateral Agent on the date received. Unless otherwise expressly agreed by Collateral Agent, in its sole discretion, no payment from any source shall be credited, for any purpose whatsoever, to the Obligations unless and until Collateral Agent has confirmed its receipt of cleared funds. Collateral Agent shall not, at any time, be required to credit Borrowers' Account for the amount of any item of payment which is conditional or otherwise unsatisfactory to Collateral Agent. If Collateral Agent elects, in its discretion, to give conditional credit for any item received, Collateral Agent may charge Borrowers' Account for the amount of any item of payment which is returned to Collateral Agent unpaid for any reason.

                        (c) All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Collateral Agent at the Payment Office not later than 1:00 P.M. (eastern time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Collateral Agent. Collateral Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers' Account as a Revolving Advance or by making Advances as provided in Section 2.2 hereof.

                        (d) Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

                2.8 Statement of Account. Funding Agent shall maintain, in accordance with its customary procedures, a loan account ("Borrowers' Account") in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Funding Agent and the date and amount of each payment in respect thereof; provided, however, the failure by Funding Agent to record the date and amount of any Advance shall not adversely affect the rights of any Agent or any Lender. Each month, Funding Agent shall send to Borrowers a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Funding Agent and Borrowers, during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless Funding Agent receives a written statement of Borrowers' specific exceptions thereto within thirty (30) days after such statement is received by Borrowers. The records of Funding Agent with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

                2.9 Additional Payments. Any sums expended by Collateral Agent or any Lender due to a failure by any Loan Party to perform or comply with its obligations under this Agreement or any Other Document including obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrowers' Account as a Revolving Advance and added to the Obligations.

                2.10    Manner of Borrowing and Payment.

                        (a) Each borrowing of Revolving Advances shall be advanced according to the applicable Commitment Percentages of Lenders. The Term Loans shall be advanced according to the Commitment Percentages of Lenders.

                        (b) Each payment (including each prepayment) by Borrowers on account of the principal of and interest on the Revolving Advances, shall be applied to the Revolving Advances pro rata according to the applicable Commitment Percentages of Lenders. Each payment (including each prepayment) by Borrowers on account of the principal of and interest on the Term Notes, shall be made from or to, or applied, ratably, to that portion of each Term Loan evidenced by the applicable Term Note pro rata according to the Commitment Percentages of Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by Borrowers on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Funding Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 P.M. (eastern time) in Dollars and in immediately available funds.

                        (c)     (i)     Notwithstanding anything to the contrary
contained in Sections 2.10(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Funding Agent and each payment by Borrowers on account of Revolving Advances shall be applied first to those Revolving Advances advanced by Funding Agent. On or before 1:00 P.M. (eastern time) on each Settlement Date commencing with the first Settlement Date following the Closing Date, Funding Agent and Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Advances made by Funding Agent during the preceding week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding week, then each Lender shall provide Funding Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such Revolving Advances and
(x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Advances during such week exceeds the aggregate amount of new Revolving Advances made during such week, then Funding Agent shall provide each Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.

                                (ii)    Each Lender shall be entitled to earn
interest at the applicable Contract Rate on outstanding Advances which it has funded.

                                (iii)   Promptly following each Settlement Date,
Funding Agent shall submit to each Lender a certificate with respect to payments received and Advances made during the week immediately preceding such Settlement Date. Such certificate of Funding Agent shall be conclusive in the absence of manifest error.

                        (d) If any Lender or Participant (a "benefited Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                        (e) Unless Funding Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances available to Funding Agent, Funding Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Funding Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrowers a corresponding amount. Funding Agent will promptly notify Borrowers of its receipt of any such notice from a Lender. If such amount is made available to Funding Agent on a date after such next Settlement Date, such Lender shall pay to Funding Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of three hundred sixty (360) days) during such period as quoted by Collateral Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Funding Agent. A certificate of Funding Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Funding Agent by such Lender within three (3) Business Days after such Settlement Date, Funding Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Advances hereunder, on demand from Borrowers.

                2.11    Voluntary and Mandatory Prepayments.

                        (a) Subject to Section 7.1 hereof, when a Borrower sells or otherwise disposes of any Collateral other than sales of Inventory, Borrowers shall repay the Advances in an amount equal to the Net Proceeds of such sale, such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such Net Proceeds, and until the date of payment, such proceeds shall be held in trust for Collateral Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied
(x) first, to the outstanding principal installments of Term Loan A and then to Term Loan B (in each case, in the inverse order of the due dates of unpaid installments thereof) and (y) second, to the remaining Advances in such order as Collateral Agent may determine, subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof.

                        (b) Borrowers shall prepay the outstanding amount of the Term Loans in an amount equal to 75% of Excess Cash Flow for each fiscal year, commencing with the fiscal year ending December 31, 2005, payable upon delivery of the financial statements to Collateral Agent referred to in and required by Section 9.7 for such fiscal year but in any event not later than ninety (90) days after the end of each such fiscal year, which amount shall be applied (x) first, to Term Loan B and then to Term Loan A (in each case, in the inverse order of the due dates of unpaid installments thereof), and (y) second, to the remaining Advances in such order as Collateral Agent may determine subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof. In the event that the financial statement is not so delivered, then a calculation based upon estimated amounts shall be made by Collateral Agent upon which calculation Borrowers shall make the prepayment required by this Section 2.11(b), subject to adjustment when the financial statement is delivered to Collateral Agent as required hereby. The calculation made by Collateral Agent shall not be deemed a waiver of any rights Collateral Agent or Lenders may have as a result of the failure by Borrowers to deliver such financial statement.

                        (c) Borrower may make voluntary prepayments of at least $100,000 on account of the Term Loans at any time and from time to time. Any prepayments (other than payments described in Section 2.11(a) or Section 2.11(b)) of outstanding amounts of the Term Loans shall be applied to the Term Loans (to them in such order as Collateral Agent may determine) in the inverse order of the due dates of unpaid installments thereof. No prepayment on account of any Term Loan may be made with proceeds of Revolving Advances unless after taking into account the applicable Revolving Advance(s) (i) Undrawn Availability then exceeds $2,000,000 and (ii) Thirty Day Undrawn Availability exceeds $2,000,000.

                        (d) Subject to Section 7.1 hereof, when a Borrower sells, transfers to a location outside of the United States of America or a location in the United States of America not owned by a Loan Party or otherwise disposes of any Equipment listed on the Appraisals, Borrowers shall repay the Advances in an amount equal to the 80% of the orderly liquidation value of such Equipment (as contained on the Appraisals) less any amounts paid to Collateral Agent pursuant to Section 2.11(a) above, such repayments to be made promptly but in no event more than one (1) Business Day following such sale or disposition, and until the date of payment, such proceeds shall be held in trust for Collateral Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied (x) first, to the outstanding principal installments of Term Loan A and then to Term Loan B (in each case, in the inverse order of the due dates of unpaid installments thereof) and (y) second, to the remaining Advances in such order as Collateral Agent may determine, subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof.

                        (e)     All prepayments shall be subject to
Section 2.2(f).

                2.12    Use of Proceeds.

                        (a) The initial Advances hereunder shall be used by Borrowers to refinance its existing Indebtedness and thereafter Borrowers shall apply the proceeds of Advances for working capital and general corporate purposes unless prohibited hereunder.

                        (b) Without limiting the generality of Section 2.12(a) above, neither Loan Parties nor any other Person which may in the future become party to this Agreement or the Other Documents as Loan Parties, intends to use nor shall they use any portion of the proceeds of the Advances, directly or indirectly, for any purpose in violation of the Trading with the Enemy Act.

                2.13    Defaulting Lender.

                        (a) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance which it is obligated to make hereunder or (y) notifies either Funding Agent or Borrowers that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.13 while such Lender Default remains in effect.

                        (b) Advances shall be incurred pro rata from Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that, such amount shall not be applied to any Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Advances then outstanding.

                        (c) A Defaulting Lender shall not be entitled to give instructions to

Funding Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have Advances outstanding.

                        (d)     Other than as expressly set forth in this
Section 2.13, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agents) and the other parties hereto shall remain unchanged. Nothing in this Section 2.13 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which Borrowers, Funding Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

                        (e) In the event a Defaulting Lender retroactively cures to the satisfaction of Funding Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

        3.      INTEREST AND FEES.

                3.1     Interest.

                        (a) General. Interest on Advances shall be payable in arrears on the first day of each month with respect to Base Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month at a rate per annum equal to the applicable Contract Rate with respect to Revolving Advances and the Term Loans. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Contract Rate for Base Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date.

                        (b) Adjustment of Interest Rate. Commencing on the Initial Interest Adjustment Date, and thereafter on the first day of each succeeding Interest Adjustment Period, the interest rate for all Advances for each applicable Interest Adjustment Period shall be determined based upon the Leverage Ratio for the period of four consecutive fiscal quarters most recently ended prior to the applicable Interest Adjustment Date, in accordance with the following matrix:

     LEVERAGE RATIO        REVOLVING ADVANCES         TERM LOAN A             TERM LOAN B       LETTER OF CREDIT FEE
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Less than 2.0 to 1        Alternate Base Rate    Alternate Base Rate +   Alternate Base Rate    250 basis points
                          + 100 basis points     125 basis points        + 275 basis points
                          Eurodollar Rate +      Eurodollar Rate + 275   Eurodollar Rate +
                          250 basis points       basis points            425 basis points

Equal to or greater       Alternate Base Rate    Alternate Base Rate +   Alternate Base Rate    300 basis points
than 2.0 to 1 but less    + 150 basis points     175 basis points        + 275 basis points
than or equal to 3.0 to   Eurodollar Rate +      Eurodollar Rate + 325   Eurodollar Rate +
1                         300 basis points       basis points            425 basis points

     LEVERAGE RATIO        REVOLVING ADVANCES         TERM LOAN A             TERM LOAN B       LETTER OF CREDIT FEE
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Greater than 3.0 to 1     Alternate Base Rate    Alternate Base Rate +   Alternate Base Rate    325 basis points
                          + 175 basis points     200 basis points        + 275 basis points
                          Eurodollar Rate +      Eurodollar Rate + 350   Eurodollar Rate +
                          325 basis points       basis points            425 basis points

For purposes of the foregoing (i) no downward rate adjustment shall occur if an Event of Default has occurred and is continuing on the applicable Interest Adjustment Date, such adjustment to take effect only upon the cure or waiver in writing of such Event of Default and (ii) if Borrowers fail to timely deliver the applicable Compliance Certificate and quarterly financial statements to Lender in accordance with this Agreement on the date when due, then at Lender's option, the interest rates above shall be increased on such date to the highest rate of interest pursuant to the above matrix, which rate of interest shall continue in effect until such Compliance Certificate and financial statements shall have been delivered.

                        (c) Default Rate. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Collateral Agent, the Obligations with respect to Base Rate Loans and Eurodollar Rate Loans shall bear interest at the applicable Contract Rate plus 2.0% per annum (the "Default Rate").

                3.2     Fees.

                        (a) Closing Fee. Upon the execution of this Agreement, Borrowers shall pay to Collateral Agent for the ratable benefit of Lenders a closing fee of 0.50% of the Maximum Loan Amount.

                        (b) Commitment Fee. If, for any calendar month, or portion thereof, during the Term, the average daily unpaid balance of the sum of the outstanding Revolving Advances plus the face amount of all outstanding Letters of Credit is less than the Maximum Revolving Advance Amount, then Borrowers shall pay to Collateral Agent for the ratable benefit of Lenders a fee at a rate equal to 0.50% per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance. Such fee shall be payable to Collateral Agent in arrears on the first day of each month with respect to the previous month and upon termination of this Agreement.

                        (c) Collateral Administration Fee. Borrowers shall pay Collateral Agent, for its own account, a collateral administration fee equal to $3,500 per month commencing on the first day of the month following the Closing Date and on the first day of each month thereafter during the Term and upon termination of this Agreement. The collateral administration fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

                        (d) Field Examination Expenses. If and to the extent Collateral Agent performs any collateral monitoring - namely any field examination, collateral analysis or other business analysis, the need for which is to be determined by Collateral Agent and which monitoring is undertaken by Collateral Agent or for Collateral Agent's benefit, Borrowers shall pay Collateral Agent, for its own account, field examination expenses in an amount equal to $750 per day for each person performing such monitoring, plus all costs and disbursements incurred by Collateral Agent in the performance of such examination or analysis (such collateral monitoring fees, costs and disbursements, collectively, "monitoring amounts"), provided that Borrowers shall not be obligated to pay or reimburse Collateral Agent for such monitoring amounts to the extent that they are chargeable in connection with more than three (3) field exams conducted during any consecutive period of three hundred sixty five (365) days commencing on the Closing Date, except for any field exam conducted during the period in which an Event of Default has occurred and is continuing, as to which no such limitation on Borrowers' obligation to pay Collateral Agent for monitoring expense shall apply.

                        (e)     Letters of Credit Fees.

                                (i)     Borrowers shall pay (i) to Funding
Agent, for the benefit of Lenders, fees for each Letter of Credit for the period from the date of issuance of same to and including the date of expiration or termination, equal to the rate set forth in the chart set forth in Section 3.1(b) above, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month and on the last day of the Term and (ii) to the Issuer, an issuance fee of 1/8th% (which shall not apply to the Existing Letters of Credit) and any and all fees and expenses of the Issuer in connection with the opening, amendment, renewal, replacement or termination of any such Letter of Credit and shall reimburse Funding Agent for any and all fees and expenses, if any, paid by Funding Agent to the Issuer (all of the foregoing fees, the "Letter of Credit Fees"). All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer's prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. In addition to the Letter of Credit Fees described above, Borrowers shall continue to pay the customary letter of credit fees to PNC Bank in connection with the Existing Letters of Credit.

                                (ii)    On demand after the occurrence and
during the continuance of an Event of Default, Borrowers will cause cash to be deposited and maintained in an account with Collateral Agent, as cash collateral, in an amount equal to 105% of the outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Collateral Agent, in its sole discretion, on such Borrower's behalf and in such Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Lender's possession at any time. Collateral Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Collateral Agent and such Borrower mutually agrees and the net return on such investments shall be credited to such account and constitute additional cash collateral. No Borrower may withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement.

                3.3 Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of three hundred sixty (360) days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension.

                3.4 Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance of Obligations owed by Borrowers, and any remaining excess amount shall be promptly refunded to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

                3.5 Increased Costs. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.5, the term "Lender" shall include Collateral Agent or any Lender and any corporation or bank controlling Collateral Agent or any Lender) and the office or branch where Collateral Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

                        (a) subject Collateral Agent or any Lender to any tax (including any interest, penalty or addition to tax) of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Collateral Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (in each case, except for Excluded Taxes and Withholding Taxes, and interest, penalties or additions to tax relating thereto, which shall be governed solely and exclusively by Sections 3.8 and 3.9);

                        (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Collateral Agent or any Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                        (c) impose on Collateral Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document;

and the result of any of the foregoing is to increase the cost to Collateral Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Collateral Agent or such Lender deems in its sole discretion exercising good faith to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Collateral Agent or such Lender deems to be material, then, in any case Borrowers shall promptly pay Collateral Agent or such Lender, upon its demand, such additional amount as will compensate Collateral Agent or such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Eurodollar Rate, as the case may be, and provided further that Borrowers shall not be required to compensate any Lender pursuant to this Section 3.5 for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that Collateral Agent or such Lender notified Borrowers of the change in law giving rise to such increased cost or reduction. Collateral

Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrowers, setting forth in reasonable detail the basis and calculation thereof, and such certification shall be conclusive absent manifest error.

                3.6 Basis For Determining Interest Rate Inadequate or Unfair. In the event that Collateral Agent or any Lender shall have determined that:

                        (a) reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.2 hereof for any Interest Period; or

                        (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Base Rate Loan into a Eurodollar Rate Loan, then Collateral Agent shall give Borrowers prompt written, telephonic or telegraphic notice of such determination. If such notice is given,
(i) any such requested Eurodollar Rate Loan shall be made as a Base Rate Loan, unless Borrowers shall notify Collateral Agent no later than 10:00 a.m. (eastern time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Base Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Base Rate Loan, or, if Borrowers shall notify Collateral Agent, no later than 10:00 a.m. (eastern time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Base Rate Loan, or, if Borrowers shall notify Collateral Agent, no later than 10:00 a.m. (eastern time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and Borrowers shall not have the right to convert a Base Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

                3.7 Capital Adequacy. In the event that Collateral Agent or any Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Collateral Agent or any Lender (for purposes of this Section 3.7, the term "Lender" shall include Collateral Agent or any Lender and any corporation or bank controlling Collateral Agent or any Lender) and the office or branch where Collateral Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Collateral Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which Collateral Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Collateral Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Collateral Agent or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Collateral Agent or such Lender such additional amount or amounts as will compensate Collateral Agent or such Lender for such

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reduction, provided that Borrowers shall not be required to compensate any
Lender pursuant to this Section 3.7 for any reductions incurred more than one hundred eighty (180) days prior to the date that Collateral Agent or such Lender notified Borrowers of the change in law giving rise to such reduction. In determining such amount or amounts, Collateral Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.7 shall be available to Collateral Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

                        (b) A certificate of Collateral Agent or such Lender setting forth such amount or amounts in reasonable detail as shall be necessary to compensate Collateral Agent or such Lender with respect to Section 3.7(a) hereof when delivered to Borrowers shall be conclusive absent manifest error.

                3.8 Gross Up for Taxes. If a Loan Party shall be required by Applicable Law to withhold or deduct any taxes from or in respect of any sum payable under this Agreement or any of the Other Documents to Collateral Agent, or any Lender, assignee of any Lender, or Participant (each, individually, a "Payee" and collectively, the "Payees"), (a) such Loan Party shall make such withholding or deductions; (b) such Loan Party shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law and (c) if such taxes are Included Withholding Taxes, the sum payable to such Payee or Payees, as the case may be, shall be increased as may be necessary so that, after making all required withholding or deductions, the applicable Payee or Payees receives an amount equal to the sum it would have received had no such withholding or deductions been made (the "Gross-Up Payment"). Notwithstanding the foregoing, Loan Parties shall not be obligated to make any portion of the Gross-Up Payment that is attributable to any withholding or deductions that would not have been paid or claimed had the applicable Payee or Payees properly claimed a complete exemption with respect thereto pursuant to Section 3.9 hereof.

                3.9     Withholding Tax Exemption.

                        (a) Each Payee shall furnish from time to time to Borrowers and Collateral Agent (as applicable) such forms, certificates and documentation (including Internal Revenue Service Forms W-8 and W-9) that Collateral Agent or Lender is legally entitled to furnish and as may be necessary or appropriate to obtain any reduction of or exemption from any withholding or other tax imposed by any Governmental Authority on payments made under this Agreement or any Other Document (any such form, certificate or other document a "Withholding Certificate"); provided, however, that a Payee that Borrowers may treat as an "exempt recipient" under Section 1.6049-4(c)(2) of the Regulations shall not be required to furnish a Form W-9.

                        (b) Each Payee required to deliver to Borrowers and Collateral Agent a valid Withholding Certificate pursuant to Section 3.9(a) hereof shall deliver such valid Withholding Certificate as follows: (A) each Payee which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by Borrowers hereunder to or for the account of such Payee; (B) each Payee becoming a Payee as a result of an assignment or a participation shall deliver such valid Withholding Certificate not more than five (5) Business Days after the effective date of such assignment or participation (unless Collateral Agent in its sole discretion shall permit such Payee to deliver such Withholding Certificate more than five (5) Business Days after such date in which case

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

it shall be due on the date specified by Collateral Agent), but in no event later than one Business Day before the first interest payment date following such assignment or participation. Each Payee shall deliver to Borrowers and Collateral Agent additional Withholding Certificates (or successor forms) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrowers or Collateral Agent.

                        (c) Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax required under Section 3.9(b) hereof, Collateral Agent shall be entitled to withhold United States of America federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under
Section 1.1441-7(b) of the Regulations. Further, Collateral Agent is indemnified under Section 1.1461-1(e) of the Regulations by each Payee against any claims and demands of any Payee for the amount of any tax it deducts and withholds in accordance with regulations under Section 1441 of the Code.

                3.10 Mitigation; Replacement of a Lender. If a Lender requests compensation under Sections 3.5, 3.7 or 3.8, or Borrowers are otherwise required to pay amounts thereunder, such Lender shall use reasonable efforts, if requested by Borrowers, to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 3.5, 3.7 or 3.8, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender, it being understood that Borrowers shall be given a reasonable opportunity to agree to reimburse such costs and/or expenses.

        (b) If Borrowers receive a statement of amounts due pursuant to Sections 3.5, 3.7 or 3.8 from a Lender (any such affected Lender, an "Affected Lender"), or Borrowers are otherwise required to pay amounts thereunder, so long as (i) no event of Default shall have occurred and be continuing and Borrowers have received a commitment from another Lender or a Purchasing Lender to purchase at par the Affected Lender's Advances and assume the Affected Lender's Commitment Percentage and all other obligations of the Affected Lender hereunder and (ii) the Affected Lender is unwilling to withdraw the notice delivered to Borrowers pursuant to such Sections, then, upon ten (10) days prior written notice to the Affected Lender and Collateral Agent, Borrowers may require the Affected Lender to assign all of its Advances and Commitment Percentage to such other Lender or Purchasing Lender pursuant to the provisions of Section 15.3; provided, that prior to or concurrently with such replacement, (x) Borrowers shall have paid to the Affected Lender all amounts due to such Lender under Sections 3.5, 3.7 or 3.8 (if applicable) through such date of replacement and
(y) all of the requirements for such assignment contained in Section 15.3 shall have been fulfilled or waived in writing.

        4.      COLLATERAL; GENERAL TERMS

                4.1 Security Interest in the Collateral. To secure the prompt payment and performance of the Obligations, each Loan Party hereby grants to Collateral Agent for its benefit and for the ratable benefit of each Lender a continuing security interest in and to and Lien on all of

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

its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Loan Party shall promptly provide Collateral Agent with written notice of all commercial tort claims, such notice to contain the case title together with the applicable court and a brief description of the claim(s). Upon delivery of each such notice, the applicable Loan Party shall be deemed to hereby grant to Collateral Agent a security interest and lien in and to such commercial tort claims and all proceeds thereof.

                4.2 Perfection of Security Interest. Each Loan Party shall take all action that may be reasonably necessary or desirable, or that Collateral Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Collateral Agent's security interest in and Lien on the Collateral or to enable Collateral Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining Lien Waiver Agreements, (iii) delivering to Collateral Agent, endorsed or accompanied by such instruments of assignment as Collateral Agent may specify, and stamping or marking, in such manner as Collateral Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Collateral Agent, and (v) executing and/or delivering financing statements, control agreements, instruments of pledge, mortgages, notices, assignments and certificates of title with respect to motor vehicles and other documents necessary to note Collateral Agent's lien thereon (with execution by such Borrower of all necessary documents or forms to reflect, implement or enforce all liens described herein thereon), in each case in form and substance satisfactory to Collateral Agent, relating to the creation, validity, perfection, maintenance or continuation of Collateral Agent's security interest and Lien under the Uniform Commercial Code or other applicable law. Each Loan Party hereby authorizes the filing or any financing statements or continuation statements, and amendments to financing statements or any similar document in any applicable jurisdictions and with any filing offices as Collateral Agent may reasonably determine are necessary or advisable to perfect the security interest granted to Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or a description of collateral that describes such property in any other manner as Collateral Agent may reasonably determine is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to Collateral Agent herein, including, without limitation, describing such property as "all assets" or "all personal property, whether now owned or hereafter acquired." All charges, expenses and fees Collateral Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers' Account as a Revolving Advance of a Base Rate Loan and added to the Obligations, or, at Collateral Agent's option, shall be paid to Collateral Agent for its benefit and for the ratable benefit of Lenders immediately upon demand.

                4.3 Safeguarding Collateral. Each Loan Party will take commercially reasonable efforts at all times to safeguard, protect, preserve and maintain the value of all Collateral for Collateral Agent's general account.

                4.4 Preservation of Collateral. In addition to the rights and remedies set forth in Section 11.1 hereof, following the occurrence of and during the continuation of an Event of Default, Collateral Agent: (a) may at any time take such steps as Collateral Agent deems necessary to protect Collateral Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Collateral Agent may deem

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

appropriate; (b) may employ and maintain at any premises of a Loan Party a custodian who shall have full authority to do all acts necessary to protect Collateral Agent's interests in the Collateral; (c) may lease warehouse facilities to which Collateral Agent may move all or part of the Collateral; (d) may use owned or leased lifts, hoists, trucks and other facilities or equipment of Loan Parties for handling or removing the Collateral; and (e) shall have, and is hereby granted, during normal business hours, to the extent practicable, as determined by Collateral Agent in its sole judgment, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of owned or leased property of Loan Party. Loan Parties shall cooperate fully with all of Collateral Agent's efforts to preserve the Collateral will not interfere with, impede or take steps to delay or restrict any such efforts by Collateral Agent and will take such actions to preserve the Collateral as Collateral Agent may direct. All of Collateral Agent's expenses of preserving the Collateral, as provided in this Section 4.4, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers' Account as a Revolving Advance and added to the Obligations.

                4.5     Ownership of Collateral.

                        (a) With respect to the Collateral, at the time the Collateral becomes subject to Collateral Agent's security interest: (i) except as set forth on Schedule 4.5(a), each Loan Party shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Collateral Agent; and, except for Permitted Encumbrances, the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (ii) each document and agreement executed by each Loan Party or delivered to Collateral Agent or any Lender in connection with this Agreement shall be true and correct in all respects; (iii) all signatures and endorsements of each Loan Party that appear on such documents and agreements shall be genuine and each Loan Party shall have full capacity to execute same; and (iv) each Borrower's Equipment and Inventory shall be located as set forth on Schedule 4.5(b) or such additional locations as such Loan Party may establish following thirty (30) days prior written notice to Collateral Agent and shall not be removed from such location(s) without the prior written consent of Collateral Agent, except with respect to a sale permitted in Section 7.1 hereof. No Collateral presently located within the United States of America may at any time be relocated outside the United States of America.

                        (b)     (i)     There is no location at which a Loan
Party has any Inventory (except for Inventory in transit) other than those locations listed on Schedule 4.5(b); (ii) Schedule 4.5(b) hereto contains a correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which Inventory of a Loan Party is stored; none of the receipts received by Loan Parties from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns; (iii) Schedule 4.5(b) hereto sets forth a correct and complete list as of the Closing Date of
(A) each place of business of each Loan Party and (B) the chief executive office of each Loan Party; (iv) Schedule 4.5(b) hereto sets forth a correct and complete list as of the Closing Date of the location, by state and street address, of all Real Property owned or leased by Loan Parties, together with the names and addresses of any landlords; and (v) the location (and orderly liquidation value at each location) of Equipment of each Loan Party.

                        (c) Except for the Equipment set forth on Schedule 4.5(c) (which has an orderly liquidation value of $744,000), all of the Equipment listed on the Appraisals is in the United

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

States of America at a location listed on Schedule 4.5(b) and is free and clear of all Liens and encumbrances other than Collateral Agent's security interest.

                4.6 Defense of Collateral Agent's and Lenders' Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Collateral Agent's interests in the Collateral shall continue in full force and effect. During such period no Loan Party shall, without Collateral Agent's prior written consent, pledge, sell (except Inventory in the Ordinary Course of Business and Equipment to the extent permitted in
Section 7.1 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Loan Party shall use commercially reasonable efforts to defend Collateral Agent's interests in the Collateral against any and all Persons whatsoever. At any time following demand by Collateral Agent for payment of all Obligations, subject to the prior rights, if any, of holders of Permitted Encumbrances, Collateral Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including: labels, stationery, documents, instruments and advertising materials. If Collateral Agent exercises this right to take possession of the Collateral, each Loan Party shall, upon demand, assemble it in the best manner possible and make it available to Collateral Agent at a place reasonably convenient to Collateral Agent. In addition, with respect to all Collateral, Collateral Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. During the continuance of an Event of Default, each Loan Party shall at the request of Collateral Agent, and Collateral Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Collateral Agent holds a security interest to deliver same to Collateral Agent and/or subject to Collateral Agent's order and if they shall come into a Loan Party's possession, they, and each of them, shall be held by such Loan Party in trust as Collateral Agent's trustee, and such Loan Party will immediately deliver them to Collateral Agent in their original form together with any necessary endorsement.

                4.7 Books and Records. Each Loan Party shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs;
(b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Loan Parties.

                4.8 Financial Disclosure. Loan Parties hereby irrevocably authorize and direct all accountants and auditors employed by Loan Parties at any time during the Term to exhibit and deliver to Collateral Agent copies of any of Loan Parties' financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession (other than work papers and other proprietary information of such accountants and auditors), and to disclose to Collateral Agent any information such accountants may have concerning Loan Parties' financial status and business operations. Each Loan Party hereby authorizes all Governmental Bodies to furnish to Collateral Agent copies of material reports or examinations relating to Loan Parties; however,

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

Collateral Agent will attempt to obtain such information or materials directly from Loan Parties prior to obtaining such information or materials from such accountants or Governmental Bodies. Any information, materials or reports furnished or disclosed to Collateral Agent hereunder may be furnished or disclosed by Collateral Agent to Lenders.

                4.9 Compliance with Laws. Loan Parties shall comply in all material respects with all Applicable Laws with respect to the Collateral or any part thereof or to the operation of Loan Parties, as applicable, business. The assets of Loan Parties at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets of Loan Parties so that such insurance shall remain in full force and effect.

                4.10 Inspection of Premises. At all times Collateral Agent shall have full access to and the right to audit, check, inspect and make abstracts and copies from Loan Parties' books, records, audits, correspondence and all other papers relating to the Collateral and the operation of Loan Parties' business; provided, however that prior to the occurrence of an Event of Default, Collateral Agent shall give prior notice to Borrower Agent of such intended visitation or inspection and any such visitation or inspection shall occur during normal business hours. Collateral Agent, and its employees and agents, may enter upon any of Loan Parties' premises at any time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of Loan Parties' business; provided, however that prior to the occurrence of an Event of Default, Collateral Agent shall give prior notice to Borrower Agent of such intended visitation or inspection and any such visitation or inspection shall occur during normal business hours. To the extent practicable, Collateral Agent shall afford Lenders the opportunity to accompany Collateral Agent during each audit.

                4.11 Insurance. The assets and properties of Loan Parties at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets and properties of Loan Parties so that such insurance shall remain in full force and effect. Loan Parties shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At Loan Parties' own cost and expense in amounts and with carriers reasonably acceptable to Collateral Agent, Loan Parties shall (a) keep all its insurable properties and properties in which Loan Parties have an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Loan Parties including business interruption insurance;
(b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to Loan Parties insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Loan Parties either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Loan Parties are engaged in business; (e) upon Collateral Agent's request, furnish Collateral Agent with (i) copies or reasonably detailed summaries or descriptions of all policies and evidence of the maintenance of such policies by the renewal thereof at least fifteen (15) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance reasonably satisfactory to Collateral Agent, naming Collateral Agent as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (c) above, and providing (A) that all

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

proceeds thereunder shall be payable to Collateral Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days prior written notice is given to Collateral Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Collateral Agent and Loan Parties to make payment for such loss to Collateral Agent and not to a Loan Party and Collateral Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to a Loan Party and Collateral Agent jointly, Collateral Agent may endorse such Loan Party's name thereon and do such other things as Collateral Agent may deem advisable to reduce the same to cash. Upon and during the continuance of an Event of Default, Collateral Agent is authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above. Proceeds of insurance losses may nevertheless at any time, in the sole discretion of Collateral Agent, (i) be applied to the Obligations (in such order as Collateral Agent may determine) or (ii) returned to Loan Parties under such procedures as Collateral Agent may then determine.

                4.12 Failure to Pay Insurance. If Loan Parties, or any of them, fail to obtain insurance as hereinabove provided, or to keep the same in force, Collateral Agent, if Collateral Agent so elects, may obtain such insurance and pay the premium therefor on behalf of Loan Parties, and charge Borrowers Account therefor as a Revolving Advance of a Base Rate Loan and such expenses so paid shall be part of the Obligations.

                4.13 Payment of Taxes. Loan Parties will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon Loan Parties or any of the Collateral including real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes ("taxes"), unless the same are being contested in good faith and adequate reserves are being maintained in accordance with GAAP. If any tax is or may be imposed by any Governmental Body on or as a result of any transaction between Loan Parties and Collateral Agent or any Lender which tax agent or any Lender may be required to withhold or pay, or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim with respect to any such tax shall be made which, in Collateral Agent's reasonable opinion, may possibly create a valid Lien on the Collateral, Collateral Agent may without notice to Loan Parties or pay the taxes, assessments or other Charges and Loan Parties hereby indemnify and holds each Agent and each Lender harmless in respect thereof, except with respect to Excluded Taxes and Withholding Taxes that do not constitute Included Withholding Taxes. Collateral Agent will not pay any taxes, assessments or Charges to the extent that Loan Parties have contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax lien is stayed and sufficient reserves are established in accordance with GAAP to protect Collateral Agent's security interest in or Lien on the Collateral. The amount of any payment by Collateral Agent under this Section 4.13 shall be (x) charged to Borrowers' Account as a Revolving Advance, (y) added to the Obligations and (z) secured by all Collateral.

                4.14 Payment of Leasehold Obligations. Loan Parties shall at all times pay, when and as due, their rental obligations under all leases under which they are a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Collateral Agent's request will provide evidence of having done so.

                4.15    Receivables.

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

                        (a) Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of Loan Parties, or work, labor or services theretofore rendered by a Loan Party, as applicable, as of the date each Receivable is created. Same shall be due and owing in accordance with such Loan Party's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Loan Parties to Collateral Agent.

                        (b) Solvency of Customers. Each Customer, to the best of Loan Parties' knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of Loan Parties who are not solvent, Loan Parties, as applicable, have set up on their books and in their financial records bad debt reserves adequate to cover such Receivables.

                        (c)     Chief Executive Offices. Unless at least ten
(10) Business Days prior written notice is given to Collateral Agent by Loan Parties of any other office at which a Loan Party keeps its records pertaining to Receivables, all such records shall be kept at such chief executive office shown in Schedule 4.5(b).

                        (d) Collection of Receivables. Until the authority of Loan Parties to do so is terminated upon notice by Collateral Agent (which notice Collateral Agent may give at any time during the continuance of an Event of Default), each Loan Party will, and will cause at Loan Parties' sole cost and expense, but on Collateral Agent's behalf and for Collateral Agent's account, collect for Collateral Agent's benefit, all amounts received on their respective Receivables, and shall not commingle such collections with Loan Parties' funds or use the same except to pay Obligations. Each Loan Party shall, and shall cause deposit in the applicable Blocked Account or, upon request by Collateral Agent, deliver to Collateral Agent, in original form and on the date of receipt thereof, during the continuance of an Event of Default, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

                        (e) Notification of Assignment of Receivables. Upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right to send notice of the assignment of, and Collateral Agent's security interest in and Lien on, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. At all times during such period, Collateral Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Collateral Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers' Account and added to the Obligations.

                        (f) Power of Collateral Agent to Act on Loan Parties' Behalf. If an Event of Default shall have occurred and be continuing, Collateral Agent shall have the right to receive, endorse, assign and/or deliver in the name of Collateral Agent or Loan Parties, any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Loan Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Loan Party hereby constitutes Collateral Agent or Collateral Agent's designee as

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Loan Parties' attorney with power, if an Event of Default shall have occurred and be continuing, to take each of the following actions (except those described in the following clause (i), (iii), and (iv) which actions may be taken at any time and from time to time): (i) to endorse such Loan Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Loan Party's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign such Loan Party's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Collateral Agent to preserve, protect, or perfect Collateral Agent's interest in the Collateral and to file same; (v) to demand payment of the Receivables; (vi) to enforce payment of the Receivables by legal proceedings or otherwise; (vii) to exercise all of such Loan Party's rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign such Loan Party's name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign such Loan Party's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; (xii) to change the address for delivery of mail addressed to such Loan Party to such address as Collateral Agent may designate and to receive, open and dispose of all mail addressed to either of them and (xiii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid.

                        (g) No Liability. Neither Collateral Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom except as a result of the gross negligence or willful misconduct of such Person. If an Event of Default shall have occurred and be continuing, Collateral Agent may, without notice or consent from Loan Parties, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. If an Event of Default shall have occurred and be continuing, Collateral Agent is authorized and empowered to accept the return of the goods represented by any of the Receivables, without notice to or consent by Loan Parties, all without discharging or in any way affecting Loan Parties' liability hereunder.

                        (h) Establishment of a Lockbox Account, Dominion Account. All proceeds of Collateral shall be deposited by Loan Parties into either (i) a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") established at a bank or banks (each such bank, a "Blocked Account Bank") pursuant to an arrangement with such Blocked Account Bank as may be selected by Loan Parties and be reasonably acceptable to Collateral Agent or
(ii) a cash collateral account established at Collateral Agent for the deposit of such proceeds. Loan Parties shall enter into and cause the institution maintaining the Blocked Accounts to enter into a deposit account control agreement in form and substance reasonably satisfactory to Collateral Agent directing such Blocked Account Bank to transfer such funds so deposited to Collateral Agent, either to any account maintained by Collateral Agent at said Blocked Account Bank or by wire transfer to the cash collateral account or other appropriate account(s) of Collateral Agent, at the times and

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

under the circumstances set forth in each such deposit account control agreement. All funds deposited in such Blocked Accounts shall immediately become subject to the security interest of Collateral Agent and Loan Parties shall obtain the agreement by such Blocked Account Bank to waive any offset rights against the funds so deposited. Neither Collateral Agent nor any Lender assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank thereunder. No Loan Party shall have any right of access to or withdrawal from any Blocked Account or cash collateral account. Collateral Agent shall nevertheless release funds from the Blocked Account upon request of Borrowers if (i) no Revolving Advances remain outstanding or Letters of Credit remain outstanding; and (ii) no Event of Default or Default (including, without limitation, no Event of Default or Default caused by Borrowers failure to make any payment with respect to the Term Loans as required pursuant to the terms of this Agreement) has occurred and is continuing. Funds in any such accounts shall not be interest-bearing.

                        (i) Adjustments. No Loan Party will, without Collateral Agent's consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Loan Party.

                4.16 Inventory. To the extent Inventory held for sale or lease has been produced by a Loan Party and will be produced by such Loan Party, it has been or will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder, to the extent applicable.

                4.17 Maintenance of Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. No Loan Party shall use or operate the Equipment in material violation of any law, statute, ordinance, code, rule or regulation.

                4.18 Exculpation of Liability. Nothing herein contained shall be construed to constitute any Agent or any Lender as agent of any Loan Party for any purpose whatsoever, nor shall any Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither any Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of Loan Parties' obligations under any contract or agreement assigned to such Agent or such Lender, and neither any Agent nor any Lender shall be responsible in any way for the performance by Loan Parties of any of the terms and conditions thereof.

                4.19    Environmental Matters.

                        (a) Loan Parties shall ensure that the Real Property and all operations and businesses conducted thereon remains in compliance in all material respects with all applicable Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any Real Property except as permitted by applicable law or appropriate governmental authorities. Loan Parties shall conduct reviews of the compliance of the Real Property and Loan Parties' operations and businesses with applicable Environmental Laws at least annually.

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

                        (b) In the event any Loan Party obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or Loan Parties' interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States of America Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Loan Parties shall, within ten (10) Business Days, give written notice of same to Collateral Agent detailing facts and circumstances of which a Loan Party is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Collateral Agent to protect its security interest in and Lien on the Real Property and the Collateral and is not intended to create nor shall it create any obligation upon Collateral Agent or any Lender with respect thereto.

                        (c) Loan Parties shall dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA, if applicable, and any other applicable Environmental Laws. Loan Parties shall use their best efforts to obtain legally required certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Loan Parties in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

                        (d) Loan Parties shall promptly forward to Collateral Agent copies of any written request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Loan Party to dispose of Hazardous Substances and shall continue to forward copies of correspondence between such Loan Party and the Authority regarding such claims to Collateral Agent until the claim is settled. Loan Parties shall promptly forward to Collateral Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that Loan Parties are required to file under any Environmental Laws. Such information is to be provided solely to allow Collateral Agent to protect Collateral Agent's security interest in and Lien on the Real Property and the Collateral.

                        (e) Loan Parties shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to comply in all material respects with applicable Environmental Laws and prevent the imposition of any Lien with respect to such Hazardous Discharge or Environmental Complaint on the Collateral or Real Property. If Loan Parties shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or Loan Parties shall fail to comply with any of the requirements of any Environmental Laws, Collateral Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Collateral Agent's interest in the Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as are reasonably necessary under Environmental Laws to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Collateral Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or

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

proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Base Rate Loans constituting Revolving Advances shall be paid upon demand by Loan Parties, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Collateral Agent, any Lender, Loan Parties.

                        (f) Promptly upon the written request of Collateral Agent from time to time, Loan Parties shall provide Collateral Agent, at Loan Parties' expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Collateral Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property upon Collateral Agent's reasonable belief that such Hazardous Discharge may have occurred. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Collateral Agent. If the environmental site assessment or environmental audit report confirms the occurrence of a Hazardous Discharge, such estimates, individually or in the aggregate, exceed $250,000, Collateral Agent shall have the right to require Loan Parties to post a bond, letter of credit or other security reasonably satisfactory to Collateral Agent to secure payment of these costs and expenses.

                        (g) Loan Parties shall defend and indemnify Agents and Lenders and hold Agents, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agents or Lenders under or on account of any Environmental Laws, including the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Collateral Agent or any Lender or occurring after the date Collateral Agent or any Lender or their designee or agent takes control of the Real Property. Loan Parties' obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Loan Parties' obligation and the indemnifications hereunder shall survive the termination of this Agreement.

                        (h) For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of Loan Parties' right, title and interest in and to their owned premises.

                4.20 Financing Statements. Except as respects the financing statements and registrations filed by Collateral Agent and the financing statements described on Schedule 1.2(a), no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

        5.      REPRESENTATIONS AND WARRANTIES.

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

        Each Loan Party represents and warrants to the extent the following representations and warranties are applicable to it, represents and warrants, as follows:

                5.1 Authority. Loan Parties have full power, authority and legal right to enter into this Agreement and the Other Documents to which it is a party and to perform all its respective Obligations hereunder and thereunder. This Agreement and the Other Documents have been duly executed and delivered by Loan Parties, as applicable, and this Agreement and the Other Documents constitute the legal, valid and binding obligation of Loan Parties, enforceable against it in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within Loan Parties' powers, have been duly authorized by all necessary action, are not in contravention of law or the terms of Loan Parties' organizational applicable documents relating to Loan Parties' formation or to the conduct of Loan Parties' business or of any material agreement or undertaking to which a Loan Party is a party or by which a Loan Party is bound, (b) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body or any other Person, except those Consents set forth on Schedule 5.1 hereto, all of which will have been duly obtained, made or compiled prior to the Closing Date and which are in full force and effect and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien, except Permitted Encumbrances, upon any asset of Loan Parties, under the provisions of any material agreement, charter document, material instrument, by-law or operating agreement to which Loan Parties, or any of them, is a party or by which Loan Parties their property is a party or by which Loan Parties may be bound.

                5.2     Formation and Qualification.

                        (a) Each Loan Party is duly organized and in good standing under the laws of the state of its organization listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the states and provinces listed on Schedule 5.2(a) which constitute all states and provinces in which qualification and good standing are necessary for such Loan Party to conduct its respective businesses and own its respective property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each Loan Party has delivered to Collateral Agent true and complete copies of its certificate of organization and operating agreement and will promptly notify Collateral Agent of any material amendment or changes thereto.

                        (b) As of the Closing Date, the only Subsidiaries of Loan Parties are listed on Schedule 5.2(b).

                5.3 Survival of Representations and Warranties. All representations and warranties of Loan Parties contained in this Agreement and the Other Documents shall be true at the time of Loan Parties' execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

                5.4 Tax Returns. Loan Parties have filed (taking into account all applicable extensions) all federal, state, provincial and local or other tax returns and other reports Loan Parties are required by law to file and has paid all taxes, assessments, fees and other governmental charges

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

that are due and payable, except for taxes being contested in good faith for which adequate reserves have been established; Federal, state, provincial and local or other income tax returns of Loan Parties have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending December 31, 2003; the provision for taxes on the books of Loan Parties are adequate for all years not closed by applicable statutes, and for the current fiscal year; and no Loan Party has knowledge of any material deficiency or additional assessment in connection therewith not provided for on its respective books. Each Loan Party's federal tax identification number is set forth on Schedule 5.4.

                5.5 Financial Statements. The (a) audited consolidated balance sheet of Parent as of December 31, 2003, the related statements of income, changes in stockholder's equity, and changes in cash flow for the fiscal year ended on such date, and (b) unaudited interim consolidated financial statements of Parent for the nine (9) month period ended October 1, 2004, including a balance sheet as of such date and related statements of income and changes in cash flow for such period, copies of which have been delivered to Collateral Agent, have been prepared in accordance with GAAP, consistently applied and present fairly in all material respects the financial position of Parent and its consolidated Subsidiaries at such date and the results of their operations for such periods, except as to the interim statements, to the extent that such statements are subject to year-end adjustments. Since the last day of the calendar year ended December 31, 2003, there has been no material change in the condition, financial or otherwise, of Parent and its consolidated Subsidiaries, on a consolidated basis, shown on the consolidated balance sheet as of such date except as set forth on the October 1, 2004 financial statements referred to above and no change in the aggregate value of machinery, equipment and Real Property owned by any Loan Party, except changes in the Ordinary Course of Business, none of which individually or in the aggregate has been materially adverse.

                5.6 Entity Name and Locations. No Loan Party has been known by any other name in the past five years nor sells Inventory under any other name except as set forth on Schedule 5.6, nor has any Loan Party been the surviving entity of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

                5.7     O.S.H.A. and Environmental Compliance.

                        (a) Each Loan Party duly complied with, and its facilities, Real Property, operations and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other applicable Environmental Laws; and to the best of Loan Parties' knowledge, except as set forth in Schedule 5.7, there are no outstanding citations, notices or orders of non-compliance issued to Loan Parties, or relating to their business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

                        (b) Each Loan Party has been issued all required federal, state and local licenses, certificates or permits required under all applicable Environmental Laws in order to operate the business of Loan Parties.

                        (c)     (i)     There are no releases, spills,
discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or any premises leased by Loan Parties that require investigation or remediation or reporting to an Authority under applicable Environmental Laws; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by Loan Parties; (iii) no Real Property nor any premises leased by Loan Parties are, or, to the knowledge of Loan Parties, has ever been, used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or any premises leased by Loan Parties, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of Borrower or of its tenants.

                5.8     Solvency; No Litigation, Violation, Indebtedness or
Default.

                        (a) After giving effect to the transactions contemplated to occur hereunder, including the making of the initial Advances (the "Transactions"), each Loan Party is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities, provided that the calculation of such liabilities shall exclude such of the shares of preferred stock issued by each Loan Party that are of the type, and to the extent, described in, and which are the subject of, FASB No. 150, issued May 2003, captioned "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity."

                        (b) Except as disclosed in Schedule 5.8(b), no Loan Party has pending or, to its knowledge, threatened litigation, arbitration, actions or proceedings for which the amount in controversy exceeds $250,000.

                        (c) No Loan Party is in violation of any applicable statute, law, rule, regulation or ordinance in any material respect, nor is any Loan Party in violation of any order of any court, Governmental Body or arbitration board or tribunal.

                        (d) No Loan Party nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d) hereto. Except as set forth in Schedule 5.8(d), (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and each Loan Party and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) no Loan Party or any member of the Controlled Group has incurred any material liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits of such Plan and no Loan Party or any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) no Loan

Party or any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) no Loan Party or any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could reasonably be expected to give rise to any such liability, (viii) no Loan Party or any member of the Controlled Group nor any fiduciary of, nor, to the best of Loan Parties' knowledge, any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) each Loan Party and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR Section 2615.3 has not been waived, (xi) no Loan Party or any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of Loan Parties and any member of the Controlled Group, and (xii) no Loan Party or any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

                5.9 Intellectual Property. All Intellectual Property owned or leased (whether as licensee or licensor) by Loan Parties that is material to its respective businesses and which is the subject of a registration or application is set forth on Schedule 5.9, and all such Intellectual Property has been duly registered or filed with all appropriate Governmental Bodies. To the best knowledge of Loan Parties, there is no objection to or pending challenge to the validity of any such Intellectual Property, and no Loan Party is aware of any grounds for any challenge, except as set forth in Schedule 5.9 hereof. All Intellectual Property that is material to the business of Loan Parties is owned or held by Loan Parties, was either developed by Loan Parties, or was lawfully acquired by Loan Parties from the proper and lawful owner thereof. To the best knowledge of Loan Parties, the Intellectual Property has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software used by Loan Parties, Loan Parties are in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 5.9 hereto.

                5.10 Licenses and Permits. Except as set forth in Schedule 5.10, each Loan Party (a) is in compliance in all material respects with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, provincial or local law, rule or regulation for the operation of its respective business in each jurisdiction wherein it is now conducting or proposes to conduct business.

                5.11 Federal Securities Laws. Neither Loan Parties (other than Parent) nor any of their Subsidiaries (i) is required to file periodic reports under the Exchange Act, (ii) has any securities registered under the Exchange Act or (iii) has filed a registration statement that has not yet become effective under the Securities Act.

                5.12 No Default. No Default or Event of Default has occurred and is continuing.

                5.13 No Burdensome Restrictions. No Loan Party is a party to any contract or agreement the performance of which would be reasonably expected to have a Material Adverse

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

Effect. Loan Parties have heretofore delivered to Collateral Agent true and complete copies of all material contracts to which it is a party or to which it or any of its properties is subject. No Loan Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

                5.14 No Labor Disputes. No Loan Party is involved in any labor dispute, except as set forth on Schedule 5.14 hereto, and there are no strikes or walkouts or union organization of Loan Parties' employees in existence or, to best of Loan Parties' knowledge, threatened, and no labor contract is scheduled to expire during the Term other than as set forth on
Schedule 5.14 hereto.

                5.15 Margin Regulations. No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

                5.16 Investment Company Act. No Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

                5.17 Disclosure. No representation or warranty made by Loan Parties, or any of them in this Agreement, Other Document or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Loan Parties which Loan Parties have not disclosed to Collateral Agent in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect.

                5.18 Swaps. No Loan Party is a party to, nor will it be a party to, any swap agreement whereby a Loan Party has agreed or will agree to swap interest rates or currencies except as permitted pursuant to Section 7.7 hereof.

                5.19 Conflicting Agreements. No provision of any material mortgage, indenture, contract, agreement, judgment, decree or order binding on Loan Parties, or any of them, or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

                5.20 Application of Certain Laws and Regulations. Neither Loan Parties, or any of them, nor any Affiliate of a Loan Party is subject to any law, statute, rule or regulation which regulates the incurrence of any Indebtedness, including laws, statutes, rules or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

                5.21 Business and Property of Borrower. Upon and after the Closing Date, no

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Loan Party proposes to engage in any businesses other than businesses in substantially the same fields conducted by it on the Closing Date and activities necessary to conduct the foregoing. Each Loan Party owns all of its material property and possess all of the rights and Consents necessary for the conduct of the business of such Loan Party.

                5.22    Anti-Terrorism Laws.

                        (a) General. Neither Loan Parties, or any of them, nor any Affiliate of Loan Parties is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

                        (b) Executive Order No. 13224. Neither Loan Parties, or any of them, nor any Affiliate of Loan Parties or their respective agents acting or benefiting in any capacity in connection with the Advances or other transactions hereunder, is any of the following (each a "Blocked Person"):

                                (i)     a Person that is listed in the annex to,
or is otherwise subject to the provisions of, the Executive Order No. 13224;

                                (ii)    a Person owned or controlled by, or
acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

                                (iii)   a Person or entity with which any Lender
is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                                (iv)    a Person or entity that commits,
threatens or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224;

                                (v)     a Person or entity that is named as a
"specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

                                (vi)    a Person or entity who is affiliated or
associated with a Person or entity listed above.

Neither Loan Parties, or any of them, nor to the knowledge of Loan Parties, any of their agents acting in any capacity in connection with the Advances or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

                5.23 Trading with the Enemy. No Loan Party has engaged, nor does it intend to engage, in any business or activity prohibited by the Trading with the Enemy Act.

        6.      AFFIRMATIVE COVENANTS.

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                6.1     Payment of Fees. Each Loan Party shall pay to Collateral
Agent on demand all usual and customary fees arising from or relating to the administration of the credit facilities provided for hereunder, and all expenses which Collateral Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Collateral Agent may, without making demand, charge Borrowers' Account for all such fees and expenses.

                6.2 Conduct of Business and Maintenance of Existence and Assets. Each Wood's Party shall (a) conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including all Intellectual Property and take all actions reasonably necessary to enforce and protect the validity of such Intellectual Property or other material right included in the Collateral, consistent with prudent practices; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of applicable Governmental Body.

                6.3 Violations. Each Loan Party shall promptly notify Collateral Agent in writing of any material violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to Loan Party.

                6.4 Assurances With Respect to Collateral Agent's Security Interest. Each Loan Party shall take all steps necessary to protect Collateral Agent's interest in the Collateral under the Federal Assignment of Claims Act (to the extent applicable), the Uniform Commercial Code and all other applicable state, provincial or local statutes or ordinances and deliver to Collateral Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between a Loan Party and the United States of America, any state or any department, agency or instrumentality of any of them.

                6.5     Financial Covenants.

                        (a) Fixed Charge Coverage Ratio. Parent shall have as of the end of each fiscal quarter, beginning with the fiscal quarter ending on March 31, 2005, a consolidated Fixed Charge Coverage Ratio of not less than
1.10 to 1.0. For the purposes hereof, all quarter-end calculations for the first three quarterly periods in 2005 shall be made on a year-to-date basis and beginning on December 31, 2005, all calculations shall be made on a trailing four-quarter basis.

                        (b) Net Worth. Parent shall have a consolidated Net Worth (i) of $20,600,000 as of December 31, 2004, and (ii) as of the end of each fiscal quarter thereafter, a consolidated Net Worth of not less than $20,600,000 to be permanently increased (as of the end of each such quarter) by an amount equal to 50% of Parent's consolidated Net Income (if positive) for the quarter then ending.

                        (c) Leverage Ratio. Parent shall have, as of the end of each fiscal quarter, a consolidated Leverage Ratio of not more than the following:

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

                   FISCAL QUARTERS ENDING                   LEVERAGE RATIO
      ------------------------------------------------- ------------------------
      December 31, 2004 and March 31, 2005                     3.95 to 1

      June 30, 2005 and September 30, 2005                     3.50 to 1

      December 31, 2005 and each fiscal quarter                 3.0 to 1
      thereafter

For the purposes hereof, the calculations of Adjusted EBITDA as of December 31, 2004, March 31, 2005 and June 30, 2005 be annualized and commencing September 30, 2005 shall be made on a trailing four quarter basis.

                        (d) Minimum Adjusted EBITDA. Parent shall achieve, as of the end of each fiscal quarter, a consolidated Adjusted EBITDA of not less than the following for the respective periods indicated below:

                           PERIOD                           ADJUSTED EBITDA
      ------------------------------------------------- -----------------------
      October 1, 2004 through and including December          $  1,600,000
      31, 2004

      October 1, 2004 through and including March 31,         $  4,100,000
      2005

      October 1, 2004 through and including June 30,          $  6,600,000
      2005

      October 1, 2004 through and including September         $  9,300,000
      30, 2005

      Four quarters ending December 31, 2005 and four         $ 10,000,000
      quarters ending each fiscal quarter thereafter

                        (e) Capital Expenditures. Parent shall not, on a consolidated basis, contract for, purchase or make any expenditure or commitments for Capital Expenditures in an aggregate amount in excess of the following amounts:

                           PERIOD                        CAPITAL EXPENDITURES
      ------------------------------------------------- ----------------------
      January 1, 2004 through and including                   $  2,500,000
      December 31, 2004

      January 1, 2005 through and including                   $  2,600,000
      December 31, 2005

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

                           PERIOD                        CAPITAL EXPENDITURES
      ------------------------------------------------- ----------------------
      January 1, 2006 through and including                   $  2,800,000
      December 31, 2006

      January 1, 2007 through and including                   $    300,000
      30, 2007

                6.6 Execution of Supplemental Instruments. Each Loan Party shall execute and deliver to Collateral Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Collateral Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.

                6.7 Payment of Indebtedness. Each Loan Party shall pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and Loan Parties shall have provided for reserves in accordance with GAAP.

                6.8 Standards of Financial Statements. Each Loan Party shall cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11 and 9.12 as to which GAAP is applicable to fairly present in all material respects the applicable financial position and results of operation (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

                6.9 Tax Shelter Regulations. No Loan Party shall treat the Advances and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event Loan Parties determine to take any action inconsistent with such intention, Loan Parties will promptly (1) notify Collateral Agent thereof, and (2) deliver to Collateral Agent a duly completed copy of IRS Form 8886 or any successor form. If Loan Parties so notify Collateral Agent, Loan Parties acknowledge that one or more Lenders may treat its Advances as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

                6.10 Federal Securities Laws. Each Loan Party (other than Parent) shall promptly notify Collateral Agent in writing if any Loan Parties, or any of their Subsidiaries (i) is required to file periodic reports under the Exchange Act, (ii) registers any securities under the Exchange Act or (iii) files a registration statement under the Securities Act.

                6.11 Post Closing Deliverables. Loan Parties shall deliver to Collateral Agent the following (each in form and substance satisfactory to Collateral Agent):

                        (a) on or before March 7, 2005, a survey of the Texas Property prepared by a surveyor licensed in the State of Texas satisfactory to Collateral Agent and Fidelity National Title Insurance Company ("Fidelity") and containing a certification of such surveyor satisfactory to Collateral Agent.

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

                        (b) on or before March 7, 2005, a survey of the Chattanooga Property prepared by a surveyor licensed in the State of Tennessee satisfactory to Collateral Agent and Fidelity and containing a certification of such surveyor satisfactory to Collateral Agent.

                        (c) on or before March 7, 2005, a survey endorsement from Fidelity for the existing title policies issued by Fidelity with respect to
(i) the Texas Property and (ii) the Chattanooga Property.

                        (d) on or before February 7, 2005, the original certificates of title with respect to motor vehicles listed on Schedule 6.11(d) attached hereto and other documents necessary to note Collateral Agent's lien thereon (with execution by such Loan Party of all necessary documents or forms to reflect all liens described herein thereon).

                        (e) on or before February 1, 2005, Borrowers shall have opened deposit and disbursement accounts with Collateral Agent.

                        (f) on or before March 7, 2005, a fully executed Collateral Pledge Agreement from Wood's Incorporated with respect to the Equity Interests of Wood's Mexico and Berges electronics GmbH together with executed legal opinions of Loan Parties' legal counsel in Mexico and Germany.

                        (g) on or before January 21, 2005, good standing certificates for Wood's Incorporated issued by the Secretary of State of Nevada and the Secretary of State of Connecticut; provided Loan Parties represent and warrant to Agents and Lenders that Wood's Incorporated has taken all action necessary prior to the Closing Date to be in good standing under the laws of the State Nevada and the State of Connecticut (including, without limitation, paying all required fees and submitting all necessary reports with the appropriate governmental office).

                        (h) on or before January 14, 2005, articles of organization certified by the appropriate governmental officer in Canada for Wood's Canada.

                        (i) on or before January 21, 2005, an opinion letter from IDB Counsel which opinion shall cover such matters incident to the transactions contemplated by the Tennessee Mortgage Documents.

        7.      NEGATIVE COVENANTS.

                7.1     Merger, Consolidation, Acquisition and Sale of Assets.

                        (a) No Wood's Party shall enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Equity Interests of any Person or permit any other Person to consolidate with or merge with it.

                        (b) No Wood's Party shall sell, lease, transfer or otherwise dispose of any of its properties or assets, except (i) dispositions of Inventory, (ii) sales, transfers or other dispositions of assets by a Loan Party, provided that the fair market value of all such assets permitted to be sold, transferred or disposed of pursuant to this clause (ii) shall not exceed the cumulative amount of $100,000 in any fiscal year; (iii) sales or other dispositions by a foreign Wood's Party so long as the proceeds thereof are retained by the selling entity for working capital or

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

transferred by dividend or loan to a domestic Loan Party; and (iv) the sale of the Trenton Property so long as the Net Proceeds of such sale equal or exceed $300,000.

                7.2 Creation of Liens. No Wood's Party shall create or permit or suffer to exist any Lien upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

                7.3 Guarantees. No Wood's Party shall be or become liable upon or for the obligations or liabilities of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except for
(a) those existing guarantees disclosed on Schedule 7.3, and (b) the endorsement of checks in the Ordinary Course of Business.

                7.4 Investments. No Wood's Party shall purchase or acquire obligations or Equity Interests of, or any other interest in, any Person, or otherwise have outstanding any investments except (a) investments in existence on the Closing Date as set forth on Schedule 7.4, and (b) stock, obligations or securities received in satisfaction of judgments, in settlement of disputes or as a result of insolvency proceedings of a Customer.

                7.5 Loans. No Wood's Party shall make or have outstanding advances, loans or extensions of credit to any Person, including any Subsidiary or Affiliate except with respect to (a) the extension of commercial trade credit in connection with the sale of Inventory in the Ordinary Course of Business, (b) loans to its employees in the Ordinary Course of Business not to exceed the aggregate amount for all Wood's Parties the sum of $250,000 at any time outstanding, (c) loans by Borrowers to Industrial Blaju S.A., de C.V. Mexico City, Mexico not exceeding $5,500,000 at any time; provided so long as no Event of Default then exists, such maximum amount shall increase to $6,000,000 on July 1, 2005, (d) loans by foreign Wood's Parties to domestic Wood's Parties, and (e) loans by foreign Wood's Parties (other than Wood's Canada and Wood's Mexico) to other foreign Wood's Parties.

                7.6 Dividends and Other Restricted Payments. Parent shall not declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of such Person (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of such Person, except Parent may declare and pay cash dividends on shares of its common stock in an aggregate amount not to exceed $465,000 in any fiscal quarter (on a non-cumulative basis), so long as (i) no Default or Event of Default has occurred and is continuing or would result after giving effect to such dividends, (ii) Borrowers then have Undrawn Availability in excess of $2,000,000 and also have Thirty Day Undrawn Availability in excess of $2,000,000 after giving effect to such dividends, and (iii) Parent shall have achieved a consolidated EBITDA of at least $2,500,000 in each of the two (2) consecutive fiscal quarters preceding the date any such dividend is to be paid.

                7.7 Indebtedness. No Wood's Party shall create, incur, assume or permit or suffer to exist any Indebtedness (exclusive of trade debt), except in respect of (i) Indebtedness to Lenders; (ii) Indebtedness incurred for Capital Expenditures permitted under Section 6.5(e) hereof; (iii) existing Indebtedness described on Schedule 7.7; (iv) Indebtedness permitted by Section 7.5; (v) Indebtedness in respect of performance bonds, bid bonds and surety bonds, in each case issued to

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

support contractual obligations in the Ordinary Course of Business; (vi) liabilities and obligations with respect to Foreign Exchange Contracts in an aggregate amount not to exceed $500,000 and (vii) liabilities and obligations with respect to Interest Rate Hedges.

                7.8 Nature of Business. No Wood's Party shall substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the Ordinary Course of Business for assets or property which are useful in and are to be used in its business as presently conducted.

                7.9 Transactions with Affiliates. No Wood's Party shall directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except (a) transactions disclosed to Collateral Agent, which are in the Ordinary Course of Business, on an arm's-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate, (b) transactions listed on
Schedule 7.9 and (c) transactions permitted under Sections 7.4 and 7.7.

                7.10 Deposit Accounts. No Borrower shall have any deposit or disbursement accounts with any bank other than the Funding Agent except those listed in Schedule 7.10.

                7.11 Subsidiaries. No Wood's Party shall form any Subsidiary or enter into any partnership, joint venture or similar arrangement without the prior written consent of Collateral Agent other than the formation of the Subsidiaries described on Schedule 7.11 attached hereto and made part hereof so long as contemporaneously with the formation of each such Subsidiary: (a) the applicable Loan Party pledges to Collateral Agent its Equity Interest in such Subsidiary pursuant to documentation acceptable to Collateral Agent and (b) the applicable Loan Party delivers to Collateral Agent such other documents, instruments and agreements (including, without limitation, opinion letters) requested by Collateral Agent in connection with the foregoing, all such documents, instruments and agreements to be acceptable to Collateral Agent in its reasonable discretion.

                7.12 Fiscal Year and Accounting Changes. Parent shall not change its fiscal year from a year ending on December 31, or make any change (i) in accounting treatment and reporting practices except as required by GAAP unless Parent's Accountants concur in any change therein and Borrowers provided fifteen (15) days prior written notice to Collateral Agent of such change or
(ii) in tax reporting treatment except as required by law or permitted by law.

                7.13 Pledge of Credit. No Wood's Party shall now or hereafter pledge Collateral Agent's or any Lender's credit on any purchases or for any purpose whatsoever, or make or enter into any contract or commitment on behalf of any Lender or any Agent.

                7.14 Amendment of Organizational Documents. No Wood's Party shall amend, modify or waive any material provision of its organizational documents.

                7.15 Compliance with ERISA. No Wood's Party shall (i) (x) maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on
Schedule 5.8(d), (ii) engage, or permit any member of the Controlled

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

Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of such Person, or any member of the Controlled Group or the imposition of a lien on the property of such Person, or any member of the Controlled Group pursuant to
Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan, (vii) fail promptly to notify Collateral Agent of the occurrence of any Termination Event, (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan and (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code.

                7.16    Repayment of Indebtedness.

                        (a) No Wood's Party shall, directly or indirectly, prepay any Indebtedness (other than to Lenders), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any such Person other than such Person except for prepayment of the Obligations in accordance with the terms hereof.

                        (b) No Borrower may repay any Indebtedness to any Person other than (i) payments of the Obligations in accordance with the terms hereof; (ii) subject to clause (a) above, payment of existing Indebtedness set forth on Schedule 7.7 and Capitalized Lease Obligations in accordance with the terms thereof; and (iii) subject to clause (a) above, repayments of interest on Indebtedness to foreign Wood's Parties (at a rate of interest per annum not in excess of the rate of interest applicable to Revolving Advances) so long as (x) no Event of Default is then outstanding, (y) Term Loan B has been paid in full, and (z) after taken into effect any such payment, there then exists Undrawn Availability in excess of $2,000,000 and there has existed Thirty Day Undrawn Availability in excess of $2,000,000.

                7.17    Anti-Terrorism Laws. No Wood's Party shall:

                        (a) Conduct, or permit any Affiliate or agent to conduct, any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person.

                        (b) Deal in, or otherwise engage in any transaction relating to, or permit any Affiliate or agent to deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

                        (c) Engage in or conspire to engage in, or permit any Affiliate or agent to engage in or conspire to engage in, any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law. Loan Parties shall deliver to Lenders any certification or other evidence requested from time to time by any Lender in its sole discretion, confirming Loan Parties' compliance with this Section.

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

                7.18 Membership/Partnership Interests. No Wood's Party shall elect to treat or permit any of its Subsidiaries to (x) treat its limited liability company membership interests or partnership interests, as the case may be, as securities as contemplated by the definition of "security" in Section 8-102(15) and by Section 8-103 of Article 8 of Uniform Commercial Code or (y) certificate its limited liability company membership interests or partnership interests, as the case may be.

                7.19 Trading with the Enemy Act. No Wood's Party shall engage in any business or activity in violation of the Trading with the Enemy Act.

        8.      CONDITIONS PRECEDENT.

                8.1 Conditions to Initial Advances. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Collateral Agent, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

                        (a) Execution and Delivery of Closing Documents. Collateral Agent shall have received each of this Agreement, the Notes, the Mortgage Documents, the Collateral Pledge Agreements, and each Other Document to which Loan Parties, or any of them, are a party, duly executed and delivered by an authorized officer of Loan Parties, as applicable.

                        (b) Filings, Registrations and Recordings. Each document (including all Uniform Commercial Code financing statements and personal property registration statements) required by this Agreement, any related agreement or under law or reasonably requested by Collateral Agent to be filed, registered or recorded in order to create, in favor of Collateral Agent, a perfected security interest in or lien upon the Collateral shall have been delivered to Collateral Agent in proper form to be filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested (including, without limitation, all necessary documents to perfect Collateral Agent's security interest in motor vehicles).

                        (c) Organizational Proceedings. Collateral Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Collateral Agent, of the Board of Directors or members of each Loan Party authorizing (i) the execution, delivery and performance of this Agreement, the Notes and Other Documents, as applicable, and (ii) the granting by each Loan Party of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of such Loan Party, as applicable, as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                        (d) Incumbency Certificate. Collateral Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Loan Party executing this Agreement, the Other Documents, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                        (e) Certificates Relating to Charter Documents. Collateral Agent shall have received a copy of the Articles or Certificate of Organization of each Loan Party, and all

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

amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of organization together with copies of the bylaws of each Loan Party and all agreements of each Borrower's shareholders certified as accurate and complete by the Secretary of such Loan Party;

                        (f) Good Standing Certificates. Collateral Agent shall have received good standing certificates for each Loan Party dated not more than five (5) Business Days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of such Borrower's business activities or the ownership of its properties necessitates qualification;

                        (g) Legal Opinions. Collateral Agent shall have received the executed legal opinions of Dechert LLP and IDB Counsel in form and substance reasonably satisfactory to Collateral Agent, which opinions shall cover such matters incident to the transactions contemplated by this Agreement, the Notes, the Other Documents, the Mortgage Documents and related agreements as Collateral Agent may reasonably require, and Loan Parties hereby authorize and direct each such counsel to deliver such opinions to Collateral Agent and Lenders;

                        (h) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or, to the best knowledge of Loan Parties, threatened against any Loan Party, or against the officers or directors of any Loan Party (A) in connection with this Agreement, the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Collateral Agent, is deemed material or (B) which could reasonably be expected to have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Loan Party, or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

                        (i) Officer's Certificates. Collateral Agent shall have received an executed Officer's Certificate in the form of Exhibit 8.1(i).

                        (j) Collateral Examination. Collateral Agent shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Lenders, of the Receivables, Inventory, Real Property and Equipment of Loan Parties and all books and records in connection therewith;

                        (k) Fees. Collateral Agent shall have received all fees payable to Collateral Agent and Lenders on or prior to the Closing Date hereunder, including pursuant to Article III hereof;

                        (l) Insurance. Collateral Agent shall have received in form and substance reasonably satisfactory to Collateral Agent, certified copies of Loan Parties' casualty insurance policies, together with loss payable endorsements on Collateral Agent's standard form of loss payee endorsement naming Collateral Agent as loss payee, and certified copies of Loan Parties' liability insurance policies, together with endorsements naming Collateral Agent as a co-insured;

                        (m) Title Insurance and Survey. Collateral Agent shall have received fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies,

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

marked to Collateral Agent's satisfaction to evidence the form of such policies to be delivered with respect to the Mortgage Documents), in standard ALTA form, issued by a title insurance company satisfactory to Collateral Agent, each in an amount equal to not less than the fair market value of the Real Property subject to the Mortgage Documents, insuring the Mortgage Documents, to create a valid Lien on the Real Property with no exceptions which Collateral Agent shall not have approved in writing and Collateral Agent shall have received a current as-built property survey of the Real Property, which Collateral Agent shall have reviewed to its reasonable satisfaction;

                        (n) Environmental Reports. Collateral Agent shall have reviewed to its reasonable satisfaction a Phase One report with respect to the Real Property subject to the Mortgage Documents, and Collateral Agent shall have reviewed to its reasonable satisfaction all environmental studies and reports prepared by independent environmental engineering firms with respect to all Real Property owned or leased by Loan Parties;

                        (o) Payment Instructions. Collateral Agent shall have received written instructions from Loan Parties directing the application of proceeds of the initial Advances made pursuant to this Agreement;

                        (p) Blocked Accounts. Collateral Agent shall have received duly executed agreements representing control agreements in respect of the Blocked Account with PNC Bank, National Association;

                        (q) Consents. Collateral Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Collateral Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Collateral Agent and its counsel shall deem necessary;

                        (r) No Material Adverse Change. (i) Since December 31, 2003, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect except as set forth on the October 1, 2004 financial statements of Parent and its Subsidiaries delivered to Collateral Agent and (ii) no representations made or information supplied to Collateral Agent or Lenders shall have been proven to be inaccurate or misleading in any material respect;

                        (s) Leasehold Agreements. Collateral Agent shall have received landlord, mortgagee or warehouseman agreements satisfactory to Collateral Agent with respect to all premises leased by Loan Parties at which Inventory and/or Equipment and books and records are located;

                        (t) Contract Review. Collateral Agent shall have reviewed, to the extent requested by it, all material contracts of Loan Parties including leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be reasonably satisfactory in all respects to Collateral Agent;

                        (u) Closing Certificate. Collateral Agent shall have received a closing certificate signed by the Chief Financial Officer of Loan Parties dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Loan Parties are on such date in compliance with all the

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terms and provisions set forth in this Agreement and the Other Documents and
(iii) on such date no Default or Event of Default has occurred or is continuing;

                        (v) Background Search. Collateral Agent shall have been reasonably satisfied with the results of a background search against, and its meeting with, members of Loan Parties' senior management team;

                        (w) Borrowing Base. Collateral Agent shall have received evidence from Borrowers that the aggregate amount of Eligible Receivables, Eligible Inventory Eligible LC Inventory is sufficient in value and amount (subject to any applicable sublimits set forth in Section 2.1(a)) to support Advances in the amount requested by Loan Parties on the Closing Date;

                        (x) Undrawn Availability. After giving effect to the initial Advances hereunder, Loan Parties shall have Undrawn Availability of at least $1,500,000 as evidenced by a completed Borrowing Base Certificate delivered to Collateral Agent and certified by Loan Parties' Chief Financial Officer;

                        (y) Compliance with Laws. Collateral Agent shall be reasonably satisfied that each Loan Party is in compliance with all material federal, state, provincial, local or territorial regulations, including those with respect to the Federal Occupational Safety and Health Act, the Environmental Protection Act, ERISA and the Trading with the Enemy Act;

                        (z) Operating Budget. Collateral Agent shall have received a month by month projected consolidated operating budget of Parent for the fiscal year beginning on or about January 1, 2005 (including a cash flow statement, an income statement and balance sheet), and such operating budget shall be consistent with the quarterly operating budget previously provided to Collateral Agent for such period; and

                        (aa) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Collateral Agent and its counsel.

                8.2 Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

                        (a) Representations and Warranties. Each of the representations and warranties made by Loan Parties, or any of them, or pursuant to this Agreement, the Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the Other Documents or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date (except for representations and warranties which specifically relate to an earlier date);

                        (b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however, that Funding Agent, in its sole discretion, may continue (on behalf of Lenders) to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

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                        (c)     Maximum Advances. In the case of any type of
Advance requested to be made, after giving effect thereto, the aggregate amount of such type of Advance shall not exceed the maximum amount of such type of Advance permitted under this Agreement.

Each request for an Advance by Loan Parties hereunder shall constitute a representation and warranty by Loan Parties as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

        9.      INFORMATION AS TO LOAN PARTIES.

        Each Loan Party shall, until satisfaction in full of the Obligations and the termination of this Agreement:

                9.1 Disclosure of Material Matters. Immediately upon learning thereof, report to Collateral Agent all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral, including a Loan Party's reclamation or repossession of, or the return to a Loan Party of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

                9.2 Schedules. Deliver to Collateral Agent (i) on or before the fifteenth (15th) day of each month as and for the prior month (a) accounts receivable ageings inclusive of reconciliations to the general ledger, (b) accounts payable schedules inclusive of reconciliations to the general ledger, and (c) Inventory reports inclusive of reconciliations to the general ledger,
(ii) on or before the first Business Day of each week, as and for the prior week, (or more frequently if required by Collateral Agent) a Borrowing Base Certificate in form and substance reasonably satisfactory to Collateral Agent (which shall be calculated as of the last day of the prior week, but which shall not be binding upon Collateral Agent or restrictive of Collateral Agent's rights under this Agreement). In addition, Loan Parties will deliver to Collateral Agent at such intervals as Collateral Agent may reasonably require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Collateral Agent may require including trial balances and test verifications. Collateral Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form reasonably satisfactory to Collateral Agent and executed by Loan Parties and delivered to Collateral Agent from time to time solely for Collateral Agent's convenience in maintaining records of the Collateral, and Loan Parties' failure to deliver any of such items to Collateral Agent shall not affect, terminate, modify or otherwise limit Collateral Agent's Lien with respect to the Collateral.

                9.3 Environmental Reports. Furnish Collateral Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the President or Chief Financial Officer of Loan Parties stating, to the best of his knowledge, that Loan Parties are in compliance in all material respects with all federal, state, provincial and local Environmental Laws. To the extent Loan Parties are not in material compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action Loan Parties will implement in order to achieve full compliance.

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                9.4     Litigation. Promptly notify Collateral Agent in writing
of any claim, litigation, suit or administrative proceeding affecting Loan Parties, or any of them, whether or not the claim is covered by insurance, for which the amount in controversy exceeds $250,000 and of any litigation, suit or administrative proceeding, which in any such case affects the Collateral.

                9.5 Material Occurrences. Promptly notify Collateral Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Collateral Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of Loan Parties as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Loan Party to a tax imposed by Section 4971 of the Code; (d) each and every default by Loan Parties, or any of them, which would be reasonably likely to result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of Loan Parties, or any of them, which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Loan Parties propose to take with respect thereto.

                9.6 Government Receivables. Notify Collateral Agent immediately if any of its Receivables arise out of contracts between a Loan Party and (i) the United States of America or any state or any department, agency or instrumentality of any of them, or (ii) the federal government of Canada or the government of any province or territory of Canada.

                9.7 Annual Financial Statements. Furnish Collateral Agent and Lenders within ninety (90) days after the end of each fiscal year of Parent, audited consolidated financial statements of Parent and its consolidated Subsidiaries, including, income statements and statements of (i) changes in stockholders' equity and (ii) cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Parent and satisfactory to Collateral Agent (the "Accountants") and management prepared unaudited consolidating financial statements of Parent and its Subsidiaries, including, income statements from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail. The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused this Agreement regarding the covenants in Section 6.5 and 7.6 to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement regarding the covenants in Section 6.5 and 7.6 or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Loan Parties' compliance with the requirements or restrictions imposed by Sections 6.5 and 7.6 hereof. In addition, the reports shall be accompanied by a Compliance Certificate.

                9.8 Quarterly Financial Statements. Furnish Collateral Agent and Lenders within

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forty five (45) days after the end of each fiscal quarter, an unaudited management prepared consolidated financial statements of Parent and its consolidated Subsidiaries, including, income statements and statements of (i) changes in stockholders' equity and (ii) cash flow from the beginning of the fiscal year to the end of such quarter and for such quarter, and the balance sheet as at the end of such fiscal quarter and management prepared unaudited consolidating financial statements of Parent and its Subsidiaries, including, income statements from the beginning of the fiscal year to the end of such fiscal quarter and the balance sheet as at the end of such fiscal quarter all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to Loan Parties' business. The reports shall be accompanied by a Compliance Certificate.

                9.9 Monthly Financial Statements. Furnish Collateral Agent and Lenders within thirty (30) days after the end of each of the first eleven months of each fiscal year, an unaudited management prepared consolidated financial statements of Parent and its consolidated Subsidiaries, including, income statements and statements of (i) changes in stockholders' equity and (ii) cash flow from the beginning of the fiscal year to the end of such month and for such month, and the balance sheet as at the end of such month all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to Loan Parties' business. The reports shall be accompanied by a Compliance Certificate.

                9.10 Additional Information. Furnish Collateral Agent with such additional information as Collateral Agent shall reasonably request in order to enable Collateral Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Loan Parties including, without the necessity of any request by Collateral Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of Loan Parties' opening of any new office or place of business or Loan Parties' closing of any existing office or place of business, and (c) promptly upon Loan Parties' learning thereof, notice of any labor dispute to which a Loan Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which a Loan Party is a party or by which a Loan Party is bound.

                9.11 Projected Operating Budget. Furnish Collateral Agent and Lenders, no later than thirty (30) days prior to the beginning of each fiscal year a month by month projection of Parent and its consolidated Subsidiaries commencing with the fiscal year beginning or about January 1, 2006, including consolidated balance sheet, a consolidated income statement and statements of
(i) changes in stockholders' equity and (ii) cash flow for such fiscal year, such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of Loan Parties to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared (it being understood that projections are subject to significant uncertainties and there can be no assurance such results will be realized).

                9.12 Variances From Operating Budget. Furnish Collateral Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7, 9.8 and 9.9, a written report summarizing all material variances from budgets submitted by Loan Parties pursuant to Section

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8.1(z) and Section 9.11, as applicable, and a discussion and analysis by management with respect to such variances.

                9.13 Notice of Suits, Adverse Events. Furnish Collateral Agent with prompt written notice of (i) any lapse or other termination of any Consent issued to Loan Parties, or any of them, by any Governmental Body or any other Person that is material to the operation of Loan Parties' business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by a Loan Party with any Governmental Body or Person (other than 10-Q or 10-K filings with the SEC), if such reports indicate any material change in the business, operations, affairs or condition of Loan Parties, or any of them, or if copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to a Loan Party .

                9.14 ERISA Notices and Requests. Furnish Collateral Agent with immediate written notice in the event that (i) Loan Parties, or any of them, or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which Loan Parties or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) Loan Parties, or any of them, or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which Loan Parties, or any of them, or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by Loan Parties, or any of them, or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which Loan Parties, or any of them, or any member of the Controlled Group was not previously contributing shall occur, (v) Loan Parties, or any of them, or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) Loan Parties, or any of them, or any member of the Controlled Group shall receive any unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) Loan Parties, or any of them, or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) Loan Parties, or any of them, or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; and (ix) Loan Parties, or any of them, or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated,
(b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

                9.15 Tax Shelter Provisions. Furnish Collateral Agent promptly after Loan Parties, or any of them, determines that they intend to treat any of the Advances or related transactions as being a "reportable transaction" within the meaning of Section 1.6011-4 of the Regulations, with a written notice to Collateral Agent of such intention, and a duly completed copy

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of IRS Form 8886 or any successor form.

                9.16 Additional Documents. Execute and deliver to Collateral Agent, upon request, such documents and agreements as Collateral Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

        10.     EVENTS OF DEFAULT.

        The occurrence of any one or more of the following events shall constitute an "Event of Default":

                10.1 Payment of Obligations. (a) Failure by Loan Parties, or any of them, to pay any principal on the Obligations when due, whether on a scheduled due date, at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or (b) failure to pay any interest or other liabilities or make any other payment, fee, expense or charge provided for herein when due or in any Other Document;

                10.2 Representations and Warranties. Any representation or warranty made or deemed made by Loan Parties, or any of them, in this Agreement, any Other Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

                10.3 Financial Information. Failure by Loan Parties, or any of them, to (i) furnish financial information when due or when requested, or
(ii) permit the inspection of its books or records;

                10.4 Liens. Issuance of a notice of Lien (other than a Permitted Encumbrance), levy, assessment, injunction or attachment against any property of any Wood's Party;

                10.5 Certain Covenants. Except as otherwise provided for in Sections 10.1, 10.3 and 10.5(ii), (i) failure or neglect of Loan Parties (or, as applicable, any Wood's Party), or any of them, to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Other Document or any other agreement or arrangement, now or hereafter entered into between a Loan Party and any Agent or any Lender which continues for fifteen
(15) days from the earlier of the date such failure first became known to an officer of any Loan Party or date of receipt by Borrower Agent of notice of such failure from any Lender or any Agent, or (ii) failure or neglect of any of them to perform, keep or observe any term, provision, condition or covenant contained in Section 2.6, clauses (a) and (e) of the second sentence of Section 4.11,
Section 6.5, Article 7, or Sections 9.2, 9.7, 9.8, or 9.9;

                10.6 Judgments. Any judgment or judgments are rendered against Loan Parties, or any of them, for an aggregate amount in excess of $250,000 (excluding any amount covered by insurance) and such judgment shall not have been dismissed or satisfied within 30 days following the entry thereof;

                10.7 Bankruptcy. Loan Parties, or any of them, shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment

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for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

                10.8 Failure to Pay Debts. Loan Parties, or any of them, shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

                10.9 Lack of Perfection. Any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest over all other Liens, except for statutory Liens for taxes not yet due and payable;

                10.10 Cross Default to Other Indebtedness. A default, event of default or breach with respect to the obligations of the Wood's Parties, or any of them, under any document, instrument or agreement relating to Indebtedness of such entity in the principal amount of $250,000 or greater, which default is not cured within any applicable grace period;

                10.11 Termination of Other Documents. Termination or breach of any Other Document or related agreement executed and delivered to any Agent or any Lender in connection with the Obligations, or if any party to such Other Documents, other than an Agent or a Lender, attempts to terminate, challenges the validity of, or its liability under, any such Other Document or related or agreement;

                10.12 Change of Control or Management. Any Change of Control or Change of Management shall occur;

                10.13 Agreement Ceases to be Binding. Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on Loan Parties, or any of them, or Loan Parties, or any of them, shall so claim in writing to Collateral Agent or any Lender;

                10.14   Revocation of License, Termination of Contracts, etc.
(i) Any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of any Loan Party, the continuation of which is material to the continuation of Loan Parties' business, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or (C) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of such Loan Party's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; (ii) any agreement which is necessary or material to the operation of such Borrower's business shall be revoked or terminated and not replaced by a substitute acceptable to Collateral Agent within thirty (30) days after the date of such revocation or termination.

                10.15 Seizure of Collateral. Any portion of the Collateral shall be seized or taken

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by a Governmental Body, or any Loan Party or the title and rights of Loan
Parties shall have become the subject matter of claim, litigation, suit or other proceeding which might, in the opinion of Collateral Agent, upon final determination, result in a forfeiture, impairment or loss of the security provided by this Agreement or the Other Documents;

                10.16 Interruption of Operations. Any Loan Party's manufacturing facilities shall cease to operate, other than on account of normal and customary scheduled shutdowns, at any time for more than five (5) Business Days;

                10.17   ERISA Event. An event or condition specified in Sections
7.16 or 9.14 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, Loan Parties, or any of them, or any member of the Controlled Group shall incur, or in the opinion of Collateral Agent be reasonably expected to incur, a liability to a Plan or the PBGC (or both); or

                10.18 Material Adverse Effect. An event or condition shall occur or exist which results in a Material Adverse Effect.

        11.     RIGHTS AND REMEDIES AFTER DEFAULT.

                11.1    Rights and Remedies.

                        (a) Upon the occurrence and during the continuance of (i) an Event of Default pursuant to Section 10.7 or Section 10.8 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated, other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over Loan Parties and, (ii) any of the other Events of Default and at any time thereafter, at the option of Collateral Agent or the Required Lenders, all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances. Upon the occurrence and during the continuance of any Event of Default, Collateral Agent shall have the right to exercise any and all rights and remedies provided for herein, under the Other Documents, under the Uniform Commercial Code and at law (including applicable Canadian and provincial law) or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may enter any of Loan Parties' premises or other premises without legal process and without incurring liability to Loan Parties therefor, and Collateral Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Collateral Agent may deem advisable and Collateral Agent may require Loan Parties to make the Collateral available to Collateral Agent at a convenient place. With or without having the Collateral at the time or place of sale, Collateral Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Collateral Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Collateral Agent shall give Loan Parties reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Loan Parties at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale

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Collateral Agent or any Lender may bid for and become the purchaser, and
Collateral Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by Loan Parties. In connection with the exercise of the foregoing remedies, including the sale of Inventory, subject to Permitted Encumbrances and to the terms of licenses to Loan Parties with respect to Intellectual Property licensed to Loan Parties, Collateral Agent is granted a perpetual nonrevocable, royalty free, nonexclusive license (exercisable at any time an Event of Default shall exist and be continuing) and Collateral Agent is granted permission to use all of Loan Parties' (x) Intellectual Property which is used or useful in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory, subject, in the case of trademarks and service marks, to the maintenance of standards of quality reasonably comparable to those maintained by Loan Parties as of the date Collateral Agent commenced its exercise of such remedies and (y) Equipment for the purpose of completing the manufacture of unfinished goods. The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in
Section 11.5 hereof. Noncash proceeds will only be applied to the Obligations as they are converted into cash. If any deficiency shall arise, Loan Parties shall remain liable to Collateral Agent and Lenders therefor.

                        (b) To the extent that applicable law imposes duties on Collateral Agent to exercise remedies in a commercially reasonable manner, each Loan Party acknowledges and agrees that it is not commercially unreasonable for Collateral Agent (i) to fail to incur expenses reasonably deemed significant by Collateral Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Loan Parties, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Collateral Agent in the collection or disposition of any of the Collateral. Each Loan Party acknowledges that the purpose of this

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Section 11.1(b) is to provide non-exhaustive indications of what actions or omissions by Collateral Agent would not be commercially unreasonable in Collateral Agent's exercise of remedies against the Collateral and that other actions or omissions by Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(b). Without limitation upon the foregoing, nothing contained in this Section 11.1
(b) shall be construed to grant any rights to Loan Parties or to impose any duties on Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 11.1(b).

                11.2 Collateral Agent's Discretion. Following the occurrence and during the continuation of an Event of Default, Collateral Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Collateral Agent may at any time pursue, defer or relinquish, in whole or in part, or to take any other action with respect thereto in any order it may determine and such determination will not in any way modify or affect any of Collateral Agent's or Lenders' rights hereunder.

                11.3 Setoff. Subject to Section 14.12, in addition to any other rights which Collateral Agent or any Lender may have under applicable law, upon the occurrence and during the continuance of an Event of Default hereunder, Collateral Agent and such Lender shall have a right, immediately and without notice of any kind, to apply property of any Loan Party held by Collateral Agent and such Lender to reduce the Obligations.

                11.4 Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

                11.5 Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by Collateral Agent on account of the Obligations or any other amounts outstanding under any of the Other Documents or in respect of the Collateral may (but shall not be obligated to be), at Collateral Agent's discretion, be paid over or delivered as follows:

                FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) of Collateral Agent in connection with enforcing, protecting, preserving and/or defending its rights and the rights of the Lenders under this Agreement and the Other Documents and any protective advances made by Collateral Agent with respect to the Collateral under or pursuant to the terms of this Document;

                SECOND, to payment of any fees owed to Collateral Agent;

                THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) of each of the Lenders and other Agents in connection with enforcing, protecting, preserving and/or defending its rights under this Agreement and the Other Documents or otherwise with respect to the Obligations owing to such Lender or such Agent;

                FOURTH, to the payment of all of the Obligations consisting of

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                accrued fees and interest;

                FIFTH, to the payment of the outstanding principal amount of the Obligations consisting of unpaid Advances, Lender-Provided Hedge Liabilities, Lender-Provided Foreign Exchange Liabilities and Purchase Card Liabilities (including the payment or cash collateralization of the outstanding Letters of Credit);

                SIXTH, to all other Obligations due or to become due, matured or contingent, under this Agreement or under the Other Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances held by such Lender bears to the aggregate then outstanding Advances) of amounts available to be applied pursuant to clauses "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Collateral Agent in a cash collateral account and applied (A) first, to reimburse the Issuer from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 11.5.

        12.     WAIVERS AND JUDICIAL PROCEEDINGS.

                12.1 Waiver of Notice. Each Loan Party hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

                12.2 Delay. No delay or omission on Collateral Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

                12.3 JURY WAIVER. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT,

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DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE
TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        13.     EFFECTIVE DATE AND TERMINATION.

                13.1 Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party, each Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until and including January 30, 2007 (the "Term") unless sooner terminated as herein provided. Loan Parties may terminate this Agreement at any time upon sixty (60) days prior written notice upon payment in full of the Obligations, in which case all undertakings and commitments of Lenders hereunder shall cease.

                13.2 Termination. The termination of the Agreement shall not affect any Loan Party's, any Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully and indefeasibly paid, disposed of, concluded or liquidated. The security interests, Liens and rights granted to Collateral Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers' Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of Loan Parties have been indefeasibly paid and performed in full after the termination of this Agreement or Loan Parties have furnished Collateral Agent and Lenders with an indemnification satisfactory to Collateral Agent and Lenders with respect thereto. Accordingly, each Loan Party waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Collateral Agent shall not be required to send such termination statements to Loan Parties, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations, other than reimbursement obligations in respect of outstanding Letters of Credit, shall have been paid in full in immediately available funds, and all Obligations in respect of outstanding Letters of Credit shall have been cash collateralized, to the extent and pursuant to the procedures set forth in
Section 3.2(e)(ii). All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are indefeasibly paid and performed in full.

        14.     REGARDING AGENTS.

                14.1    Appointment.

                        (a) Each Lender hereby designates M&T Bank to act as Collateral Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Collateral Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such

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duties hereunder and thereunder as are specifically delegated to or required of
Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Collateral Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Section 3.2, charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Collateral Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including collection of the Notes) Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Collateral Agent shall not be required to take any action which exposes Collateral Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless Collateral Agent is furnished with an indemnification reasonably satisfactory to Collateral Agent with respect thereto.

                        (b) Each Lender hereby designates M&T Bank to act as Funding Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Funding Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Funding Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Funding Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Section 3.2, charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Funding Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement Funding Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Funding Agent shall not be required to take any action which exposes Funding Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless Funding Agent is furnished with an indemnification reasonably satisfactory to Funding Agent with respect thereto.

                        (c) Each Lender hereby designates PNC Bank to act as Administrative Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Administrative Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Section 3.2, charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Administrative Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Administrative Agent shall not be required to take any action which exposes Administrative Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless Administrative Agent is furnished

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with an indemnification reasonably satisfactory to Administrative Agent with respect thereto.

                14.2 Nature of Duties. No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither any Agent nor any of their officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by Loan Parties or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by an Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of Loan Parties, or any of them, to perform their obligations hereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of Loan Parties. The duties of Funding Agent as respects the Advances to Loan Parties shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement except as expressly set forth herein.

                14.3 Lack of Reliance on Agents and Resignation. Independently and without reliance upon any Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Loan Parties in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of Loan Parties. No Agent shall have a duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by Loan Parties pursuant to the terms hereof. No Agent shall be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Other Document, or of the financial condition of Loan Parties, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Other Documents or the financial condition of Loan Parties, or the existence of any Event of Default or any Default.

        Any Agent may resign on sixty (60) days written notice to each of Lenders and Loan Parties and upon such resignation, the Required Lenders will promptly designate a successor Administrative Agent, Collateral Agent or Funding Agent, as applicable.

        Any such successor Agent shall succeed to the rights, powers and duties of Administrative Agent, Collateral Agent or Funding Agent, as applicable, and the term "Administrative Agent", "Collateral Agent" or "Funding Agent", as applicable shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Administrative Agent, Collateral Agent or Funding Agent, as applicable, shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation hereunder, the

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provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

        Each successor Agent shall be a United States of America Person within the meaning of Section 7701(a)(30) of the Code.

                14.4 Certain Rights of Agent. If any Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; and no Agent shall incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against any Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

                14.5 Reliance. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Each Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by such Agent with reasonable care.

                14.6 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless such Agent has received notice from a Lender or a Loan Party referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that an Agent receives such a notice, such Agent shall give notice thereof to Lenders. Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until Collateral Agent shall have received such directions, Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

                14.7 Indemnification. To the extent any Agent is not reimbursed and indemnified by Loan Parties, each Lender will reimburse and indemnify each Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from an Agent's gross (not mere) negligence or willful misconduct.

                14.8 Agents in their Individual Capacity. With respect to the obligation of Funding Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Funding

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Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Funding Agent in its individual capacity as a Lender. Each Agent may engage in business with Loan Parties as if it were not performing the duties specified herein, and may accept fees and other consideration from Loan Parties for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

                14.9 Delivery of Documents. To the extent any Agent receives financial statements required under Sections 9.7, 9.8, 9.9, 9.10, 9.11 and 9.12 or Borrowing Base Certificates from Loan Parties pursuant to the terms of this Agreement which Loan Parties are not obligated to deliver to each Lender, such Agent will promptly furnish such documents and information to Lenders.

                14.10 Loan Parties' Undertaking to Agents. Without prejudice to their obligations to Lenders under the other provisions of this Agreement, Loan Parties hereby undertake with Agents to pay to Agents from time to time on demand all amounts from time to time due and payable by it for the account of such Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid.

                14.11 No Reliance on Agents' Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on any Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with Loan Parties, their Affiliates or their agents, this Agreement, the Other Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any record-keeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or such other laws.

                14.12 Other Agreements. Each of the Lenders agrees that it shall not, without the express consent of Collateral Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Collateral Agent, set off against the Obligations, any amounts owing by such Lender to Loan Parties or any deposit accounts of Loan Parties now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Collateral Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

        15.     MISCELLANEOUS.

                15.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applied to contracts to be performed wholly within the Commonwealth of Pennsylvania. Any judicial proceeding brought by or against Loan Parties with respect to any of the Obligations, this Agreement, the Other Documents or any related agreement may be brought in any court of competent jurisdiction in the Commonwealth of Pennsylvania, United States of America, and, by execution and delivery of this

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Agreement, each Loan Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Loan Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) or by nationally recognized overnight courier directed to Loan Parties at their address set forth in Section 15.6 and service so made shall be deemed completed three (3) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Collateral Agent or any Lender to bring proceedings against Loan Parties in the courts of any other jurisdiction. Each Loan Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each Loan Party waives the right to remove any judicial proceeding brought against such Loan Party in any state court to any federal court. Any judicial proceeding by Loan Parties against any Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in Philadelphia County, Pennsylvania.

                15.2    Entire Understanding.

                        (a) This Agreement and the documents executed concurrently herewith contain the entire understanding among each Loan Party, each Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by Loan Parties', Agents' and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

                        (b) The Required Lenders, Collateral Agent with the consent in writing of the Required Lenders, and Loan Parties may, subject to the provisions of this Section 15.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Loan Parties, for the purpose of adding or deleting any provisions, amending any provision, consenting to non-compliance with any provision or otherwise changing, varying or waiving in any manner the rights of Lenders, Collateral Agent or Loan Parties thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all Lenders:

                                (i)     increase the Commitment Percentage, the
maximum dollar commitment of any Lender, the Maximum Revolving Advance Amount or the Maximum Loan Amount.

                                (ii)    extend the maturity of any Note or the
due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Loan Parties

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to Lenders pursuant to this Agreement.

                                (iii)   alter the definition of the term
Required Lenders or alter, amend or modify this Section 15.2(b).

                                (iv)    release all or any substantial portion
of the Collateral (other than in accordance with the provisions of this Agreement).

                                (v)     change the rights and duties of
Collateral Agent.

                                (vi)    permit any Revolving Advance to be made
if after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Formula Amount for more than sixty (60) consecutive Business Days or exceed 105% of the Formula Amount.

                                (vii)   increase the Advance Rates above the
Advance Rates in effect on the Closing Date.

Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Loan Parties, Lenders and Collateral Agent and all future holders of the Obligations. In the case of any waiver, Loan Parties, Collateral Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

        In the event that Collateral Agent requests the consent of a Lender pursuant to this Section 15.2 and such Lender shall not respond or reply to Collateral Agent in writing within five (5) days of delivery of such request, such Lender shall be deemed to have consented to the matter that was the subject of the request. In the event that Collateral Agent requests the consent of a Lender pursuant to this Section 15.2 and such consent is denied, then M&T Bank may, at its option, require such Lender to assign its interest in the Advances to M&T Bank or to another Lender or to any other Person designated by Collateral Agent (the "Designated Lender"), for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Loan Parties. In the event M&T Bank elects to require any Lender to assign its interest to M&T Bank or to the Designated Lender, M&T Bank will so notify such Lender in writing within forty five (45) days following such Lender's denial, and such Lender will assign its interest to M&T Bank or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, M&T Bank or the Designated Lender, as appropriate, and Collateral Agent.

        Notwithstanding (a) whether there exists a Default or an Event of Default, (b) that any of the other applicable conditions precedent set forth in
Section 8.2 hereof have not been satisfied or (c) any other provision of this Agreement, Collateral Agent may at its discretion and without the consent of the Required Lenders, voluntarily permit the outstanding Revolving Advances at any time to exceed the Formula Amount by up to 5.0% of the Formula Amount for up to sixty (60) consecutive Business Days (the "Out-of-Formula Loans"). If Collateral Agent is willing in its sole and absolute discretion to permit such Out-of-Formula Loans, such Out-of-Formula Loans shall be

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

payable on demand and shall bear interest at the Default Rate for Revolving Advances consisting of Base Rate Loans; provided that, if Collateral Agent, on behalf of Lenders, permits Out-of-Formula Loans (and thereafter continues to make, on behalf of Lenders, Advances under such conditions), neither Collateral Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.1(a). For purposes of this paragraph, the discretion granted to Collateral Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either "Eligible Receivables" or "Eligible Inventory", as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event Collateral Agent involuntarily permits the outstanding Revolving Advances to exceed the Formula Amount by more than 5.0%, Collateral Agent shall use its efforts to have Loan Parties decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after Collateral Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence.

        In addition to (and not in substitution of) the discretionary Revolving Advances permitted above in this Section 15.2, Collateral Agent is hereby authorized by Loan Parties and the Lenders, from time to time in Collateral Agent's sole discretion, (A) after the occurrence and during the continuation of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied, to make Revolving Advances to Borrowers on behalf of the Lenders which Collateral Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (c) to pay any other amount chargeable to Loan Parties pursuant to the terms of this Agreement; provided, that at any time after giving effect to any such Revolving Advances the outstanding Revolving Advances do not exceed 105% of the Formula Amount.

        Upon the written request of Borrower Agent, Collateral Agent, so long as no Event of Default is then outstanding, shall have the option (without any duty or obligation of any kind) to increase the Maximum Revolving Advance Amount, provided, however, that (i) such increase, together with any previous increases pursuant to this clause, shall not raise the Maximum Revolving Advance Amount in an amount greater than $3,000,000, (ii) no Lender's Commitment Percentage of the Maximum Revolving Advance Amount or the maximum amount such Lender is obligated to loan to Borrowers hereunder shall be increased without such Lender's written consent, (iii) only an existing Lender may participate in such increase and (iv) upon consummation of such modification Collateral Agent shall forward to all Lenders a revised list of the Commitment Percentages reflecting such changes in the Maximum Revolving Advance Amount.

                15.3    Successors and Assigns; Participations; New Lenders.

                        (a) This Agreement shall be binding upon and inure to the benefit of Loan Parties, Collateral Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that Loan Parties may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of Collateral Agent and each Lender.

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

                        (b) Each Loan Party acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Participant"). Each Participant may exercise all rights of payment (including rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Participant were the direct holder thereof provided that Loan Parties shall not be required to pay to any Participant more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Participant had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Loan Parties be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Participant. Each Loan Party hereby grants to any Participant a continuing security interest in any deposits, moneys or other property actually or constructively held by such Participant as security for the Participant's interest in the Advances.

                        (c) Any Lender may with the consent of Collateral Agent which shall not be unreasonably withheld or delayed sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a "Purchasing Lender", and together with each Participant, each a "Transferee" and collectively the "Transferees"), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Collateral Agent and delivered to Collateral Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Each Loan Party hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

                        (d) Collateral Agent, as agent for Loan Parties for federal income tax purposes, shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of each Lender, and Participant or assignee thereof, and the outstanding principal, accrued and unpaid interest and other fees due thereto hereunder. The entries in the Register shall be conclusive, in the absence of manifest error, and Loan Parties, Collateral Agent and Lenders shall treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this

Agreement. It is the intention of the parties hereto that the Obligations shall constitute obligations that are in registered form within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and the Regulations defining that term for Federal income tax purposes and that transfer of the Obligations may be effected only in accordance with the provisions of this
Section 15.4(d). The Register shall be available for inspection by Loan Parties or any Lender at any reasonable time and from time to time upon reasonable prior notice. Collateral Agent shall receive a fee in the amount of $3,000 payable by the applicable selling Lender upon the effective date of each transfer or assignment to the applicable Purchasing Lender.

                        (e) Each Loan Party authorizes each Lender to disclose to any Transferee and any prospective Transferee any and all financial information in such Lender's possession concerning Loan Parties which has been delivered to such Lender by or on behalf of Loan Parties pursuant to this Agreement or in connection with such Lender's credit evaluation of Loan Parties.

                15.4 Application of Payments. Collateral Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that a Loan Party makes a payment or Collateral Agent or any Lender receives any payment or proceeds of the Collateral for Loan Parties' benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Collateral Agent or such Lender.

                15.5 Indemnity. Loan Parties shall jointly and severally indemnify each Agent, each Lender and each of their respective officers, directors, Affiliates, attorneys, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against any Agent or any Lender in any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Body or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not any Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of the party being indemnified (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Without limiting the generality of the foregoing, this indemnity shall extend to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever described in Section 4.19(g) (including fees and disbursements of counsel) asserted against or incurred by any of the indemnitees. Without duplication of Section 3.5, Loan Parties shall be responsible for, and pay or promptly reimburse Agents and Lenders for and indemnify Agents and Lenders against, any stamp, recording, documentary and similar taxes (including any interest, penalties or additions to tax) imposed in connection with the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of this Agreement or any of the Other Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect (but excluding any Excluded Taxes).

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

                15.6 Notice. Any notice or request hereunder may be given to Loan Parties or to any Agent or any Lender at their respective addresses set forth in Schedule 15.6 attached hereto or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 15.6 only, a "Notice") to be given to or made upon any party hereto under any provision of this Loan Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "Website Posting") if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 15.6) in accordance with this Section 15.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 15.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 15.6. Any Notice shall be effective:

                        (a)     In the case of hand-delivery, when delivered;

                        (b) If given by mail, four (4) days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

                        (c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

                        (d) In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

                        (e) In the case of electronic transmission, when actually received;

                        (f) In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 15.6; and

                        (g) If given by any other means (including by overnight courier), when actually received.

Any Lender giving a Notice to Loan Parties shall concurrently send a copy thereof to Collateral Agent, and Collateral Agent shall promptly notify the other Lenders of its receipt of such Notice.

                15.7 Survival. The obligations of Loan Parties under Sections 2.2(f), 3.5 through 3.9, 4.19(h), and 15.5 and the obligations of Lenders under
Section 14.7, shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

                15.8 Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

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

                15.9 Expenses. All reasonable costs and expenses including reasonable attorneys' fees (including the allocated costs of in house counsel) and disbursements incurred by any Agent on its behalf or on behalf of Lenders and Lenders (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration (but subject to the limitations contained in the proviso to Section 3.2 (d)), and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Collateral Agent's security interest in or Lien on any of the Collateral, or maintaining, preserving or enforcing any of any Agent's or any Lender's rights hereunder and under all related agreements, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to any Agent's or any Lender's transactions with Loan Parties, or (e) in connection with any advice given to any Agent or any Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrowers' Account and shall be part of the Obligations.

                15.10 Injunctive Relief. Each Loan Party recognizes that, in the event Loan Parties, or any of them, fail to perform, observe or discharge any of their obligations or liabilities under this Agreement, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Lenders; therefore, Collateral Agent, if Collateral Agent so requests, may be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

                15.11 Consequential Damages. Neither any Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to Loan Parties (or any Affiliate of Loan Parties) for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

                15.12 Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

                15.13 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

                15.14 Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

                15.15   Confidentiality; Sharing Information.

                        (a) Collateral Agent, each Lender and each Transferee shall hold all non-public information obtained by Collateral Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Collateral Agent's, such Lender's and such Transferee's customary procedures for handling confidential information of this nature; provided, however, Collateral Agent, each Lender and each Transferee may disclose such confidential

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information (i) to its examiners, Affiliates, outside auditors, counsel and other professional advisors, (ii) to Collateral Agent, any Lender or to any prospective Transferees, that agree to be bound by this Section 15.15, and (iii) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (1) unless specifically prohibited by applicable law or court order, Collateral Agent, each Lender and each Transferee shall use its reasonable best efforts prior to disclosure thereof, to notify Loan Parties of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (2) in no event shall Collateral Agent, any Lender or any Transferee be obligated to return any materials furnished by Loan Parties other than those documents and instruments in possession of Collateral Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

                        (b) Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to Loan Parties or one or more of their Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Loan Party hereby authorizes each Lender to share any information delivered to such Lender by Loan Parties and their Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of this
Section 15.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of this Agreement.

                        (c) Notwithstanding anything herein to the contrary, the information subject to this Section 15.15 shall not include, and Collateral Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Collateral Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Advances and transactions contemplated hereby.

                15.16 Publicity. Each Loan Party and each Lender hereby authorizes Collateral Agent to make appropriate announcements of the financial arrangement entered into among Loan Parties, Collateral Agent and Lenders, including announcements which are commonly known as tombstones, in such publications and to such selected parties as Collateral Agent shall in its sole and absolute discretion deem appropriate.

                15.17 Certifications From Banks and Participants; US Patriot Act. Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States of America or foreign country, and (ii) subject to supervision by a banking authority regulating such

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

affiliated depository institution or foreign bank) shall deliver to Collateral Agent the certification, or, if applicable, recertification, certifying that such Lender is not a "shell" and certifying to other matters as required by
Section 313 of the USA Patriot Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the USA Patriot Act.

        16.     INTER-BORROWER PROVISIONS

                16.1 Joint and Several. Each Loan Party shall be jointly and severally liable for all Obligations regardless of, inter alia, which Loan Party or Loan Parties requested (or received the proceeds of) a particular Loan.

                16.2 Borrower Agent. Each of the other Loan Parties hereby irrevocably authorize Borrower Agent to give notices, make requests, make payments, receive payments and notices, give receipts and otherwise take action on behalf of such Loan Party under and with respect to this Agreement or any Other Document.

                16.3 Liability. To the extent that mandatory and non-waivable provisions of applicable law (including but not limited to any applicable business corporation laws) otherwise would render this Agreement or other Credit Documents invalid or unenforceable, such Loan Parties' obligations hereunder and under this Agreement and the other Credit Documents shall be limited to the maximum amount which does not result in such invalidity or unenforceability.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

        Each of the parties has signed this Agreement as of the day and year first above written.

BORROWERS:                       TB WOOD'S INCORPORATED

                                 By:    /s/Joseph C. Horvath
                                        ----------------------------------------
                                 Name:  Joseph C. Horvath
                                 Title: VP-CFO

                                 PLANT ENGINEERING CONSULTANTS, LLC

                                 By:    /s/Joseph C. Horvath
                                        ----------------------------------------
                                 Name:  Joseph C. Horvath
                                 Title: Treasurer & Secretary

                                 TB WOOD'S ENTERPRISES, INC.

                                 By:    /s/Joseph C. Horvath
                                        ----------------------------------------
                                 Name:  Joseph C. Horvath
                                 Title: President

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

GUARANTORS:                      TB WOOD'S CORPORATION

                                 By:    /s/Joseph C. Horvath
                                        ----------------------------------------
                                 Name:  Joseph C. Horvath
                                 Title: VP-CFO

                                 T.B. WOOD'S CANADA LTD.

                                 By:    /s/Joseph C. Horvath
                                        ----------------------------------------
                                 Name:  Joseph C. Horvath
                                 Title: Treasurer & Secretary

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

ADMINISTRATIVE AGENT:            PNC BANK, NATIONAL ASSOCIATION

                                 By:    /s/Frank M. Sajer
                                        ----------------------------------------
                                 Name:  Frank M. Sajer
                                 Title: Vice President

COLLATERAL AGENT:                MANUFACTURERS AND TRADERS TRUST COMPANY

                                 By:    /s/James Zicolello
                                        ----------------------------------------
                                 Name:  James Zicolello
                                 Title: Vice President

FUNDING AGENT:                   MANUFACTURERS AND TRADERS TRUST COMPANY

                                 By:    /s/James Zicolello
                                        ----------------------------------------
                                 Name:  James Zicolello
                                 Title: Vice President

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

LENDERS:                         PNC BANK, NATIONAL ASSOCIATION

                                 By:    /s/Frank M. Sajer
                                        ----------------------------------------
                                 Name:  Frank M. Sajer
                                 Title: Vice President

                                 Commitment Percentage:

                                 Revolving Advances:      38.33866  %
                                 Term Loan A:             38.33866  %
                                 Term Loan B:             38.33866  %
                                 Letters of Credit:       38.33866  %

                                 NATIONAL CITY BANK OF PENNSYLVANIA

                                 By:    /s/Susan J. Dimmick
                                        ----------------------------------------
                                 Name:  Susan J. Dimmick
                                 Title: Vice President

                                 Commitment Percentage:

                                 Revolving Advances:      23.32268  %
                                 Term Loan A:             23.32268  %
                                 Term Loan B:             23.32268  %
                                 Letters of Credit:       23.32268  %

                                 MANUFACTURERS AND TRADERS TRUST COMPANY

                                 By:    /s/James Zicolello
                                        ----------------------------------------
                                 Name:  James Zicolello
                                 Title: Vice President

                                 Commitment Percentage:

                                 Revolving Advances:      38.33866  %
                                 Term Loan A:             38.33866  %
                                 Term Loan B:             38.33866  %
                                 Letters of Credit:       38.33866  %

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]